SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Caraustar Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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April 9, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Caraustar Industries, Inc. The meeting will be held on Thursday, May 17, 2007, at 10:00 A.M. at the corporate headquarters of Caraustar Industries, Inc., 5000 Austell-Powder Springs Road, Suite 300, Austell, Georgia.

The primary business of the meeting will be to elect directors, to ratify the selection of our independent registered public accountants and to take action upon any other business that may properly come before the meeting or any adjournment or postponement thereof. The proposals are more fully explained in the enclosed proxy statement.

During the meeting, we will also report to you on the condition and performance of Caraustar and its subsidiaries, including developments during the past fiscal year. You will have an opportunity to ask appropriate questions of management on matters that affect the interest of all shareholders.

We hope to see you on May 17, 2007. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued interest in and support of Caraustar.

Sincerely yours,

CARAUSTAR INDUSTRIES, INC.

James E. Rogers Chairman of the Board	Michael J. Keough President and Chief Executive Officer

PHONE 770•948•3101      •      P.O. BOX 115      •      AUSTELL, GA 30168-0115

5000 AUSTELL-POWDER SPRINGS ROAD, SUITE 300      •      AUSTELL, GA 30106-3227

www.caraustar.com

CARAUSTAR INDUSTRIES, INC.

NOTICE OF THE 28TH ANNUAL MEETING OF SHAREHOLDERS

OF CARAUSTAR INDUSTRIES, INC.

Date:	Thursday, May 17, 2007

Time:	10:00 a.m., Eastern Time

Place:	5000 Austell-Powder Spring Road, Suite 300 Austell, Georgia 30106

Purposes:	1. To elect three Class III Directors to serve on the Board of Directors until the Annual Meeting in 2010;

2. To ratify the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2007; and

3. To transact such other business that may properly come before the Annual Meeting and any adjournment thereof.

Who Can Vote:	Shareholders at the close of the record date, March 12, 2007.

How You Can Vote:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. Or, you can vote over the telephone as described on the enclosed proxy card.

Who May Attend:	All shareholders are invited to attend the Annual Meeting in person.

By Order of the Board of Directors

Wilma Elizabeth Beaty

VP, General Counsel and Secretary

Your Vote is Important. Whether You Own One Share or Many, Your Prompt Cooperation In Voting Your Proxy Is Greatly Appreciated.

PROXY STATEMENT

FOR THE

28th ANNUAL MEETING OF SHAREHOLDERS OF

CARAUSTAR INDUSTRIES, INC.

TO BE HELD THURSDAY MAY 17, 2007

This Proxy Statement, the accompanying proxy card and the Annual Report to Shareholders of Caraustar Industries, Inc. (the “Company” or “Caraustar”) are being mailed on or about April 9, 2007. The Board of Directors (the “Board”) of the Company is soliciting your proxy to vote your shares at the 28th Annual Meeting of Shareholders (the “Meeting”). The Board is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

Who is the Proxy Committee?

The Proxy Committee was appointed by the Board at their meeting held on February 21, 2007, and is comprised of Charles H. Greiner, Michael J. Keough and Eric R. Zarnikow.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the Proxy Committee appointed by the Board the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You may receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

Voting Information

Who is qualified to vote?

You are qualified to receive notice of and to vote at the meeting if you owned shares of Common Stock of the Company at the close of business on our record date of March 12, 2007.

How many shares of Common Stock may vote at the Meeting?

As of the record date, March 12, 2007, there were 29,091,859 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with the Bank of New York, the Company’s transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as custodian, you are a “street name” holder.

How do I vote my shares?

If you are a “shareholder of record,” you have the following options. You can vote your proxy:

•	By mailing in the enclosed proxy card; or

•	By telephone.

Please refer to the specific instructions set forth on the enclosed proxy card.

If you hold your shares in “street name,” your broker, bank, trustee, or nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee, or nominee, giving you the right to vote the shares at the Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1—FOR the election of all three nominees for Class III Directors with terms expiring at the 2010 Annual Meeting of Shareholders.

Proposal 2—FOR the ratification of the appointment of Deloitte & Touch LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

What are my choices when voting?

Proposal 1—You may cast your vote in favor of electing the nominees as Directors or withhold your vote on one or more nominees.

Proposal 2—You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the Proxy Committee appointed by the Board will vote your shares as follows:

Proposal 1—FOR the election of all three nominees for Class III Directors with terms expiring at the 2010 Annual Meeting of Shareholders.

Proposal 2—FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

How are votes, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the Meeting, are counted for quorum purposes and, other than for Proposal 1, will have the same effect as a vote against the matter. Broker nonvotes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	By sending a written notice of revocation to the Secretary of the Company that is received prior to the Meeting, stating that you revoke your proxy;

•	By signing a later-dated proxy card and submitting it so that it is received prior to the Meeting in accordance with the instructions included in the proxy card(s); or

•	By attending the Meeting as a shareholder of record and voting your shares in person.

What vote is required to approve each proposal?

Proposal 1 requires a plurality of the votes cast to elect a director, meaning that the three nominees receiving the greatest number of votes cast will be elected.

Proposal 2 requires the affirmative vote of a majority of those shares present in person and represented by proxy and entitled to vote thereon at the Meeting.

Who will count the votes?

Representatives from the Bank of New York, the Company’s transfer agent, will count the votes and serve as the Inspector of Election. The Inspector of Election will be present at the Meeting.

Who pays the cost of this proxy solicitation?

The Company will bear the entire cost of preparing this proxy statement and of soliciting the enclosed proxy appointment forms. In addition to the solicitation of the proxies by mail, the Company will request banks, brokers and other record holders to send proxy appointment forms and proxy material to the beneficial owners of the Company’s common stock and secure their voting instructions, if necessary. The Company will reimburse them for their reasonable expenses in so doing. If necessary, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxy appointment forms from shareholders, personally or by telephone, telegram or special letter.

Is this Proxy Statement the only way that proxies are being solicited?

No. As stated above, the Company may use several of its regular employees, who will not be specially compensated, to solicit proxy appointment forms from shareholders, personally or by telephone, telegram or special letter.

If you have any further questions about voting your shares or attending the meeting please contact our Investor Relations Department at 770.745.3779 or csarinvestor@caraustar.com.

April 9, 2007

PROPOSAL 1

Election of Class III Directors

Composition of the Board

The full Board consists of ten Directors. The Board is divided into three classes, with Class I and Class III each having three Directors and Class II having four Directors. The Directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the shareholders elect one class of Directors at each annual meeting.

The current composition of the Board is:

Class I Directors (term expiring at the 2008 annual meeting)	L. Celeste Bottorff Eric R. Zarnikow Dennis M. Love

Class II Directors (term expiring at the 2009 annual meeting)	Ronald J. Domanico Charles H. Greiner, Jr. John T. Heald, Jr. Michael J. Keough

Class III Directors (term expiring at this annual meeting)	Daniel P. Casey Robert J. Clanin James E. Rogers

The election of three, Class III Directors will take place at the Meeting. At its February 21, 2007 meeting, the Board approved the recommendation of the Nominating and Governance Committee that the full Board remains comprised of ten Directors and that three Class III Directors be nominated for a three-year term.

If elected, each of the three, Class III Director nominees will serve on the Board until the 2010 annual meeting, or until their successors are duly elected and qualified in accordance with the Company’s bylaws. If any of the three nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Nominating and Corporate Governance Committee. Management has no reason to believe that any of the three nominees for elections named below will be unable to serve.

Your Board Recommends That Shareholders

Vote FOR All Three Nominees Listed Below

CLASS III DIRECTORS

(Nominees for election to serve until the 2010 Annual Meeting)

DANIEL P. CASEY	Age:	64
	Director Since:	2003
	Principal Occupation:	Vice Chairman and Chief Financial Officer
		(Retired), Gaylord Container Corporation, a major integrated producer of brown paper packaging products. Mr. Casey served as Vice Chairman of the Board of Directors and Chief Financial Officer of Gaylord Container Corporation from 2000 until his retirement in 2002.
	Other Directorships:	Mr. Casey also serves as a Director of Amcol International (currently serving on its audit, compensation and executive committees).

ROBERT J. CLANIN	Age:	63
	Director Since:	2001
	Principal Occupation:	Senior Vice President and Chief Financial Officer
		(Retired), United Parcel Service. Mr. Clanin served as Senior Vice President and Chief Financial Officer of United Parcel Service from 1994 until his retirement on January 1, 2001 after 31 years of service. Mr. Clanin also served as a director of United Parcel Service between 1996 and 2000.
	Other Directorships:	Mr. Clanin currently serves as a director of the John H. Harland Company (currently serving on its audit committee) and is expected to serve as a director of JetBlue Airways Corporation subsequent to its annual stockholders meeting on May 9, 2007 (and is expected to serve on the audit committee).

JAMES E. ROGERS	Age:	61
	Director Since:	1993
	Principal Occupation:	President, SCI Investors Inc., a private equity investment firm. Mr. Rogers has been President of SCI Investors Inc. since April 1993. From 1993 to 1996, Mr. Rogers also served as Chairman of Custom Papers Group, Inc., a paper manufacturing company.
	Other Directorships:	Mr. Rogers also serves as a director of Wellman, Inc. (currently serving as chair of its compensation committee and on its nominating and governance committee), Owens & Minor, Inc. (currently serving as its lead director), and New Market Corporation (currently serving as the chair of its compensation committee and on its nominating and governance committee).

CLASS I DIRECTORS

(Incumbents to serve until 2008 Annual Meeting)

L. CELESTE BOTTORFF	Age:	53
	Director Since:	2003
	Principal Occupation:	Group Marketing Director Food Service Division, The Coca-Cola Company, Atlanta, Georgia.
		Ms. Bottorff is Group Marketing Director, Food Service Division of The Coca-Cola Company and has over 28 years of experience in industrial management, marketing and strategy. Prior to her tenure at The Coca-Cola Company, she was Senior Vice President/Marketing & Strategy for AHL Services, Inc., a leading provider of marketing fulfillment, customer service and merchandising services to Fortune 500 companies.
	Other Directorships:	None.

DENNIS M. LOVE	Age:	51
	Director Since:	1999
	Principal Occupation:	President and Chief Executive Officer, Printpack Inc., Atlanta, Georgia, a manufacturer and converter of flexible packaging materials.
	Other Directorships:	Mr. Love also serves as a director of AGL Resources Inc. (currently serving on its audit and nominating and governance committees).

ERIC R. ZARNIKOW	Age:	47
	Director Since:	2005
	Principal Occupation:	Senior Vice President and Treasurer, The ServiceMaster Company, Downers Grove, Illinois, a company that provides services to residential and commercial markets.
		Mr. Zarnikow currently serves as Senior Vice President and Treasurer of The ServiceMaster Company and has held that position since December 1999.
	Other Directorships:	None.

CLASS II DIRECTORS

(Incumbents to serve until 2009 Annual Meeting)

RONALD J. DOMANICO	Age:	48
	Director Since:	2006
	Principal Occupation:	Senior Vice President and Chief Financial Officer, Caraustar Industries, Inc.
		Mr. Domanico has been employed by the Company since October 2002. Prior to joining the Company, Mr. Domanico served as Executive Vice President and Chief Financial Officer of AHL Services, Inc., a provider of marketing services, from 2000 to 2002.
	Other Directorships:	None.

CHARLES H. GREINER, JR.	Age:	59
	Director Since:	2004
	Principal Occupation:	Senior Vice President (Retired), International Paper Company, a global paper and paper distribution, packaging and forest products company.
		Mr. Greiner served as Senior Vice President Commercial Development, Printing Papers of International Paper from 2003 until his retirement in June 2004 and as Senior Vice President, Printing and Communications Papers of International Paper Company from 1999 to 2003.
	Other Directorships:	None.

JOHN T. HEALD JR.	Age:	61
	Director Since:	2006
	Principal Occupation:	President (Retired), John H. Harland Company/Harland Printed Products, Decatur, Georgia.
		Prior to his retirement Mr. Heald served as President of Harland Printed Products for three years. From 2001 until 2002, Mr. Heald was President and Chief Executive Officer of Baldwin Technology Company. Mr. Heald also served as Executive Vice President-Operations for Sappi Fine Paper North America from 1999 to 2000.
	Other Directorships:	None.

MICHAEL J. KEOUGH	Age:	55
	Director Since:	2002
	Principal Occupation:	President and Chief Executive Officer, Caraustar Industries, Inc.
		Mr. Keough has been employed by the Company since March 4, 2002, initially serving as its Senior Vice President and Chief Operating Officer from March 4, 2002 through December 31, 2004, and as President and Chief Executive Officer since January 1, 2005. Prior to joining the Company, Mr. Keough served as President and Chief Operating Officer of Gaylord Container Corporation in Deerfield, Illinois from April 2000 through March 1, 2002. In 2002, Gaylord Container Corporation merged with a subsidiary of Temple-Inland Inc.
	Other Directorships:	None.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company and the Board of Directors have adopted corporate governance guidelines, which were most recently amended on February 21, 2007 and which are available at www.caraustar.com by first clicking “Investor Relations” then “Governance” and then “Governance Guidelines”. The Corporate Governance Guidelines are attached to this proxy statement as Appendix A and are also available in print to any shareholder upon request. These guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its oversight function and to ensure that the interests of the Board and management align with shareholders’ interest.

Annually, each Director and executive officer completes a Director and Officer Questionnaire, which requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. The Director and Officer Questionnaires were distributed most recently on February 16, 2007.

Director Independence

The Board has determined that none of the Company’s directors or nominees, other than Messrs. Keough and Domanico – who are both employees of the Company – has any relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these individuals is “independent” under the standards of independence established by the Nasdaq Stock Market and adopted by the Company.

All of the members of our Audit Committee, Compensation and Employee Benefits Committee and Nominating and Corporate Governance Committee are independent directors under these standards. In addition, the Board has determined that the members of the Audit Committee meet the heightened standards of independence established under the Securities Exchange Act of 1934 for members of a public company audit committee.

Nominations for Directors

The principal responsibilities of the Nominating and Corporate Governance Committee (the “Nominating Committee”) are to help determine the appropriate composition of the Board and to assist the Board in identifying qualified candidates to become Board members. The Nominating Committee discharges these responsibilities by making recommendations to the Board regarding the size and composition of the Board and the criteria for selecting Board candidates. The Nominating Committee is also charged with overseeing the search for qualified Board candidates (including the evaluation of candidates suggested by shareholders or otherwise) and recommending to the Board the director nominees to be presented for shareholder approval at each annual meeting of shareholders and any candidates to fill Board vacancies that may arise between annual meetings. Its other material functions are outlined in a written charter adopted by the Board, which was amended in February 2007 and is attached to this proxy statement as Appendix B.

New Board candidates are typically examined by a screening and interview process that includes meetings with senior management and independent directors, as representatives of the Nominating Committee or the Board. Although the Nominating Committee is not obligated to consider, or give particular weight to, any minimum criteria when considering potential director candidates, the Nominating Committee generally considers a number of factors, such as the candidate’s relevant training and business experience, the candidate’s independence from management, the candidate’s integrity, character, and capacity for exercising leadership and mature judgment, the candidate’s potential fit with the size and composition criteria established for the Board, and the nature of the candidate’s other commitments. When current Board members are considered for re-nomination, they are not required to re-interview, but the Nominating Committee considers the prior contribution of those directors and whether their re-election would be consistent with the Nominating Committee’s recommendations regarding the size and composition of the Board and its committees and with applicable Nasdaq and SEC regulatory requirements.

Article III, Section 3 of the Company’s bylaws sets forth the process by which shareholders may submit nominations of director candidates for consideration at the Company’s annual meeting. See “Proposals for 2008 Annual Meeting of Shareholders” below for more information regarding this process. Any shareholder who wishes to have the Nominating Committee and the Board consider nominating a particular individual as a director should follow this same process. Any shareholder candidates suggested for nomination in accordance with this process will be considered and evaluated by the Nominating Committee in accordance with the Nominating Committee’s charter and the process described above for all new Board candidates.

With respect to the directors standing for election at this Annual Meeting, all are incumbents standing for re-election.

Communications with the Board

Any shareholder who wishes to communicate with our Board of Directors, or one or more individual directors, can write to them at this address:

Caraustar Industries, Inc.

Board of Directors Communications

c/o Director of Internal Audit, Jonathan W. Corley

5000 Austell-Powder Springs Road, Suite 300

Austell, Georgia 30106-3227

Your letter should indicate that you are a shareholder. The Board has instructed the Director of Internal Audit to promptly forward all communications so received to the full Board or any individual Board member or members to whom the communications are addressed.

Code of Ethics

The Company’s Standards of Business Conduct, which is the Company’s code of ethics applicable to all Directors, managers and employees companywide, embodies the Company’s principles and practices relating to the ethical conduct of the Company’s business and its commitment to honesty, integrity, fair dealing and full compliance with all laws affecting the Company’s business. The Standards of Business Conduct is available at www.caraustar.com by first clicking on “Investor Relations”, then “Governance” and then “Standards of Business Conduct.” The Standards of Business Conduct is also available in print to any shareholder who requests it.

The Company has established a means for employees, customers, suppliers, shareholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Standards of Business Conduct relating to, among other things:

•	Accounting practices, internal accounting controls, or auditing matters and procedures;

•	Theft or fraud of any amount;

•	Insider trading;

•	Performance and execution of contracts;

•	Conflicts of interest; and

•	Violations of securities and antitrust laws.

Any employee, shareholder or other interested party can call the following toll-free number to submit a report. This number is operational 24 hours a day, seven days a week: 1-800-854-5334.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Both the Board and management at the Company highly value strong and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage. Members of the Board are kept informed of the Company’s business through discussions with management, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. The Board of Directors held five meetings during 2006. All directors attended at least 75% of the aggregate total number of meetings of the Board and the Board Committees on which they serve. The Board typically schedules a meeting in conjunction with the Company’s annual meeting of Shareholders and expects that all directors will attend the annual meeting absent a schedule conflict. All of our directors attended the 2006 annual meeting.

The Company’s independent directors meet in regularly scheduled executive sessions without management present. Mr. Rogers, the Chairman of the Board, presides over these sessions.

Committees of the Board

The Board currently has four standing committees: an Audit Committee, a Compensation and Employee Benefits Committee, a Nominating and Corporate Governance Committee and an Executive Committee. In 2006, all of these committees, other than the Executive Committee, were comprised solely of independent directors, under the standards of independence established by the Nasdaq Stock Market and adopted by the Company. The charters for all committees are posted on the Company’s website, www.caraustar.com and are available by clicking “Investor Relations” and then “Governance.”

Ms. Bottorff, Mr. Casey (chairman) and Mr. Zarnikow serve on the Audit Committee. The Audit Committee reviews the results and scope of the annual audit of the Company’s financial statements and the services provided by the Company’s independent registered public accounting firm, and oversees on behalf of the Board of Directors the Company’s accounting, auditing and financial reporting processes, its systems of internal controls, compliance with legal and regulatory requirements and the independent auditor’s qualifications and independence. The Audit Committee met nine times in 2006. Additional information regarding the Audit Committee is set forth below under “Report of the Audit Committee.”

Mr. Clanin, Mr. Greiner, Mr. Heald and Mr. Love (chairman) serve on the Compensation and Employee Benefits Committee. The Compensation and Employee Benefits Committee establishes and reviews the compensation criteria and policies of the Company and administers the Company’s equity compensation plans. The Compensation and Employee Benefits Committee met six times in 2006. Additional information regarding the Compensation and Employee Benefits Committee is set forth below under “Executive Compensation; Compensation Discussion and Analysis.”

Mr. Clanin (chairman), Mr. Greiner, Mr. Heald and Mr. Rogers serve on the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee recommends nominees for election to the Board of Directors and advises on other matters of organizational structure and corporate governance. The Nominating Committee met one time in 2006. The Nominating Committee generally meets two times each year. In 2006, due to the retirement of the Committee’s previous Chairman, the Board named a successor chairman in November of 2006. Accordingly, the Committee did not have sufficient opportunity to conduct more than one meeting in 2006. Additional information regarding the Nominating Committee is set forth above under “Director Nominations.”

Mr. Casey, Mr. Keough and Mr. Rogers (chairman) currently serve on the Executive Committee. The Executive Committee generally has the power and authority of the Board, to be exercised between meetings of the Board of Directors or in emergencies, except that the Executive Committee does not have power and authority that is specifically delegated to another committee of the Board of Directors established by resolution or the Company’s bylaws or to take actions that may not by law be delegated by the Board of Directors to a committee. The Executive Committee met two times in 2006.

Compensation Committee Interlocks and Insider Participation

During 2006, no member of the Compensation and Employee Benefits Committee was an employee or officer of any company that had an officer of the Company as a director.

TRANSACTIONS WITH RELATED PERSONS

Mr. Love, a director of the Company since 1999, is the President and Chief Executive Officer of Printpack, Inc., a customer of the Company. The Company sold tubes and cores to Printpack, Inc. in the amounts of $5.5 million, $5.0 million and $4.5 million and for the years ended December 31, 2006, 2005 and 2004, respectively.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

In general, our compensation philosophy is to align the interests of our executives directly with the interests of our shareholders. The specific objectives of the Company’s executive compensation programs are: to increase shareholder value by improving Company performance; to align management incentives with the performance of the business units directly affected by the executive’s leadership; and to attract and retain high quality executive talent.

The Compensation and Employee Benefits Committee of the Board (the “Committee”) has broad responsibility to tailor our compensation and benefit programs to fit the strategic, financial, and operational goals of the Company. The Committee oversees the design and administration of executive compensation programs, as well as our primary employee benefit programs, with a view toward compensating key management and employees consistent with these goals and our overall compensation philosophy. The Committee strives to meet these objectives by ensuring that the design of the incentive programs are appropriate, that each executive’s compensation is explicitly related to financial, operational, and individual achievement, and that Caraustar’s compensation levels are generally competitive with those of comparable businesses.

The Committee is specifically tasked with the annual review of the performance of our CEO and other executives, any compensation adjustments and incentive payments for such executives as well as any changes to the incentive and equity plans. Historically, at the February meeting of the Committee, the Committee reviews individual personal objectives for the Company’s executives, except for the CEO. The personal objectives established support the strategic goals for the Company and outline tasks that each executive officer must complete in order for the Company to progress against its strategic plan. The Committee has an opportunity to review the appropriateness of each of the executive’s personal objectives. Prior to March 31, management and the Committee finalize the executives’ personal objectives. At least quarterly, the CEO reviews the executives’ progress against their personal objectives with the Committee. The Chairman of the Board, along with the Nominating Committee, is responsible for reviewing the CEO’s personal objectives. Each executive’s personal objectives are measured and are a component of incentive payments. The Committee has discretion to award an executive from zero to fifteen percent of the executive’s salary as a component of the executive’s incentive payment based on the Committee’s assessment of whether and to what extent the executive achieved his or her personal objectives.

To assist the Committee in the execution of its specific responsibilities, in 2006 the Committee engaged Mercer Human Resource Consulting as its independent compensation consultant, after soliciting and reviewing proposals from five different compensation consulting firms. Prior to the engagement of Mercer, management and the Committee utilized the resources of other outside compensation consultants, including Hewitt Associates and Pearl Meyer and Partners, to assist on specific executive compensation projects. Mercer’s role is to work for the Committee and, with the assistance of management, to provide independent advice and counsel on all matters relating to the compensation of executives and to review current executive compensation programs and recommend changes based upon competitive practices and current trends. At the request of the Committee, Mercer prepared a peer group survey to evaluate the competitiveness of our executives’ cash compensation packages as compared and contrasted with a designated peer group. This survey compared total cash compensation and the individual components of total compensation, including salary and incentive payments and equity compensation. A similar peer evaluation review process, previously prepared by Pearl Meyer, was utilized by the Committee during 2004 and 2005. In early 2006, the Committee continued to use this compensation data as well as industry specific and other outside data to evaluate the competitiveness of our executives’ compensation. Mercer identified a peer group, which consists of 21 companies primarily in the paper products and packaging industry against which the Company typically competes for business or from which the Company may recruit senior executive talent (the “Peer Group”). The results of this survey and the comparison were delivered to the Committee in October, 2006. The composition of the Peer Group was reviewed and approved by the Committee, prior to the start of the project. The Committee also commissioned Mercer to complete a business performance analysis and to compare and contrast the compensation of our executives and the Company’s financial performance with the financial performance and compensation of the Peer Group. This analysis was delivered to the Committee in December 2006. The analyses showed a high degree of correlation between pay and performance of the Peer Group companies in our industry. The Committee considers and gives considerate weight to the peer compensation data and relative business performance, along with other relevant business and individual factors, in its determination of base salaries, incentive compensation awards and equity grants for executives.

The Company’s Vice President, Human Resource and the Human Resources Department support the Committee by compiling and supplying data regarding executive compensation from other relevant sources, including industry and trade association data and information regarding executive compensation available through human resource organizations and subscriptions regarding executive compensation at similarly sized companies. Our CEO, along with the Vice President, Human Resources, make recommendations to the Committee for annual salary increases and incentive awards or equity grants for all executives, including all of the named executive officers appearing below in the Summary Compensation Table, based on their evaluation of each executive’s performance and the extent to which each executive achieved his or her individual personal objectives. No other executives play any role in the evaluation or determination of executive compensation programs.

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, the provisions of which are discussed below under the section entitled “Tax Considerations.” Currently, we believe that compensation paid to executives pursuant to the executive compensation programs is fully deductible for federal income tax purposes. The Committee, however, reserves the right to award compensation that may exceed $1,000,000 should the circumstances warrant such extraordinary compensation or in order to maintain the competitiveness of the Company’s compensation program for its executives.

Compensation Philosophy and Objectives

At Caraustar, we believe that the philosophy guiding our approach to executive compensation must reasonably reflect the industry and market environment in which we operate. This environment is characterized by a high degree of volatility that can significantly impact our financial performance and, therefore, the elements of short-term or long-term executive compensation that are tied to such performance. Increasingly, negative factors such as rapidly escalating raw material and energy costs, have largely offset the positive impact of our aggressive action to improve our financial and operational profile. Further, escalating levels of competition, both from domestic and, even more significantly, global competitors and the movement of business opportunities offshore have forced us to approach all business segments in which we operate in a far different manner.

In order to deal with the many challenges we and others in our industry face, we have embarked on a broad-based transformational initiative. This initiative involves a comprehensive review of every element of our business with special attention given to under-performing assets, technology processes, and the utilization of our human capital resources, followed by the implementation of significant operational changes, where warranted. In order for the transformation to be successful and produce the expected return to all of our stakeholders, it is imperative that we maintain a talented, experienced and highly skilled executive team. Because of the uncertainty of the overall business climate and its potential negative impact on compensation and other methods of reward for themselves and other key managers, the members of the executive team must have credibility throughout the organization and must be able to take the appropriate action to drive a performance-oriented culture. They must also be willing to implement and support responsible strategic long-term opportunities regardless of the potential short-term negative impact of such decisions. They must act cohesively as a team to insure that all synergies are derived from the integrated nature of our business. We are keenly aware that there is an active outside market for this caliber of executive. It is, therefore, critical that our philosophy regarding executive compensation fully support our executive needs by maintaining appropriate programs that fulfill the following principles.

Philosophy and Principles for Executive Compensation

We have adopted among our core values an “uncompromising commitment to attract, develop and retain the best people,” which value extends to and is critical to retaining talented senior leadership. Adherence to this core value will serve our strategic goal of achieving sustainable, profitable growth and creating shareholder value.

Specific to executive compensation programs, the Committee has adopted and is guided by the following principles:

*	Total compensation for executives will provide an opportunity for competitive levels for similarly situated positions, as established by national and industry peer group survey data.

*	Incentive compensation plans will be supported by business rationale related to specific financial performance targets and personal performance objectives and will be reasonable and appropriate for the circumstances.

*	Equity plans will be a key component of our executives’ total compensation. Such plans will incent executives to act in the best interest of shareholders by allowing enhanced compensation opportunities for performance that increases shareholder value, without overemphasizing equity compensation as an important, but not dominant, component of total cash compensation.

*	Total compensation programs for executives will be regularly evaluated for internal equity.

*	Equity ownership for executives will be emphasized through share retention and ownership guidelines established by the Committee.

*	All executive compensation programs will be constructed and administered in a manner that is fully compliant with all legal, regulatory, and stock exchange listing requirements. They shall be transparent to shareholders and be fully disclosed, consistent with the principles of good corporate governance.

Components of the 2006 Executive Compensation Program

To fulfill the objectives of our compensation philosophy within a performance driven environment, we utilize five key components of compensation:

•	Base Salary

•	Annual Cash Incentive Awards

•	Long-Term Equity Incentive Grants

•	Health and Welfare Benefits

•	Retirement Plans

Base salary is the single largest component of the Company’s compensation package, and the most common point of comparison for benchmarking. Base salary for each executive is tied to the individual executive’s skills and experience. Subsequent increases to base salary are based on the executive’s performance, value, and contribution to the Company. Annual cash incentives allow executives to receive additional compensation tied to the executive’s individual performance and the Company’s performance. Long-term Equity Incentive Grants are used by the Company not only to provide long-term incentives to an executive, but to assist the Company in retaining valuable talent and to maximize the Company’s investment in these executives. Company sponsored heath and welfare benefits and retirement plans are fairly standard and are comparable to benefits offered by other medium-size companies. In addition, and according to human resource survey data, health insurance is a benefit that has great value to employees generally, including executives, by providing peace of mind and enhanced employment security. The Company believes that these components provide the right mix between retention and performance, in terms of positioning the Company for positive financial results.

The Company may also provide significant post termination compensation in certain limited cases. This compensation specifically includes change of control related severance pay and benefits continuation compensation for the purpose of insuring retention of key incentives to afford continuity in the event of a situation constituting a change of control. The Company has not elected to provide any vehicle for the deferral of any form of compensation except for the qualified defined contribution (401(k)) plan. The Company also may provide limited perquisites and other benefit payments which are described in the accompanying tables and narrative information below.

Base Salaries

The base salaries of our executives are designed to be the key competitive component of the executive’s total cash compensation, while taking into account the executive’s position, scope of responsibilities, experience and individual performance. The base salaries of our executives listed in the Summary Compensation Table below (our “named executive officers”) are generally reviewed on an annual basis, usually effective March 1 of each year, with adjustments made to reflect performance based factors, as well as competitive conditions. The Committee has historically used general and industry specific survey data to ascertain the competitiveness of each executive’s base salary and, since July 2006, has utilized information from the Mercer Peer Group findings, as well as data regarding executive compensation from other sources, including industry and trade association data and information regarding executive compensation available through human resources organizations and subscriptions regarding executive compensation at similarly sized companies. The Committee has determined that base salaries for our executives should be positioned at the median of the Peer Group ranges for similar positions. In February 2006, the Committee, after reviewing the relevant compensation data and each executive’s individual performance against his or her personal performance objectives on approved increases for the named executive officers, other than the CEO, averaging 3.5%. Mr. Keough, President and CEO, was granted an increase of 8.7%, reflecting the Committee’s intent to move him to the median of his peer group range and in recognition of his performance during his first year as CEO. On February 20, 2007 the Committee reviewed each executive’s performance against his or her individual performance goals and noted, generally, that each of the executives had achieved those objectives. However, in light of our current economic environment, management recommended that the Committee maintain executives’ salaries at the 2006 level and not grant any salary increases to executives at this time. The Committee adopted management’s recommendation.

Annual Cash Incentives

The annual incentive plan was established to meet and reward our executives and other key managers for their contributions to the achievement of specific company and business group financial objectives. Approximately 120 employees, including executives, participated in this plan. The Committee utilizes as the financial objective for the incentive program, an annual financial measurement designed to further our strategic and financial plan. The Committee establishes the financial targets prior to March 31 of the then current year. For the past two plan years, the Committee has based the financial objectives for executives on EBITDA (earnings before interest, taxes, depreciation and amortization) targets, with additional consideration and weight also given to the execution of ongoing strategic actions and major corporate initiatives. To encourage high performance, such financial objectives have been set by the Committee at challenging levels, particularly in light of the ongoing volatility of our business. The plan also contains a minimum threshold requiring that the Company exceed 70% of the financial objective before any incentives can be granted. In addition to incentives granted based on company performance, the plan also includes the opportunity for additional incentive payments to the executives based upon the achievement of personal performance objectives set by the Committee and management early in the year.

The target payout opportunities for incentives in the plan were originally established in 2005 and continued in the 2006 plan. They are the same for all executives, including the CEO. The payout targets are 60% of base salary for achieving 100% of the EBITDA financial objective and an additional 15% for achieving 100% of the personal performance objectives; combining for a potential total targeted payment of 75% of the executive’s base salary. On February 20, 2007, the Committee evaluated the status of performance under the plan for 2006. Based upon the Company’s financial performance in 2006, 83.7% of the EBITDA financial objective of the plan had been met. Assuming the accomplishment of personal performance objectives, each of our executives (other than Mr. Russell) would have been granted incentive awards equal to approximately 42% of the executive’s base salary. The Committee, however, exercised its discretion under the plan and, after giving significant consideration to the Company’s current financial circumstances and market conditions impacting the industry generally, reduced the incentive awards such that the executives were entitled to an average incentive payout of 25% of base salary. Over the past five years, the incentive plan payouts to the executives have averaged approximately 22% of base salary. The amounts of the incentive awards paid to the named executive officers were as follows:

Michael J. Keough	$154,167
Ronald J. Domanico	$104,167
Steven L. Kelchen	$84,896
Thomas C. Dawson, Jr.	$81,792
John R. Foster	$70,041

The Committee also approved a prorated incentive award for Mr. Russell of $36,526, pursuant to the terms of the Separation and Retirement Agreement entered into between the Company and Mr. Russell on May 30, 2006.

Long-Term Incentive Plan

In May of 2003, our shareholders approved the adoption of the 2003 Long-Term Equity Incentive Plan (“LTEIP”). The plan is intended to improve the alignment of the interests of executive and other management participants in the plan with the interests of our shareholders by rewarding employees for improving our financial performance in a manner that enhances shareholder value. The plan provides for grants of various types of equity-based awards, including stock options and restricted stock. Approximately 120 executives and managers of the Company were eligible to participate in this plan. The Committee maintains the discretion to consider a decision to grant equity to executives and other participants at reasonable time intervals based upon the Company’s overall financial performance, achievement of strategic initiatives and the individual performance of the executive. In addition, the Committee considers specific recommendations of the CEO and Vice President, Human Resources for awards based on extraordinary performance by a given executive. No specific performance targets have been established for the awarding of options. The Committee previously authorized grants under the plan in August 2003 and December 2004. No grants were approved in 2005. Historically, these grants have been in the form of an equal allocation of stock options and performance accelerated restricted stock (“PARS”) to each participant with the number of shares awarded to the participant determined by a target, usually 40% – 50 % of the current salary divided by the share price. Stock options are issued with an exercise price not less than 100% of the fair market value of the common stock, defined as the closing price of the common stock on the date preceding the grant date, on the date of the grant. PARS generally vest after a seven year period, however vesting may be accelerated if, after the first year, the price of our common stock reaches pre-determined level and maintains that level for a period of twenty consecutive trading days.

In March 2006, consistent with our compensation philosophy, the Committee demonstrated its continued belief that significant equity ownership by our executives and other eligible managers is an appropriate means of rewarding performance by approving issuance of equity incentive grants. These grants were composed of an equal mix of options and PARS. The named executive officers received the following grants:

	PARS	Options
Michael J. Keough	15,000	15,000
Ronald J. Domanico	12,000	12,000
Steven L. Kelchen	9,000	9,000
Thomas C. Dawson, Jr.	9,000	9,000
John R. Foster	7,000	7,000
Jimmy A. Russell	9,000	9,000

These six executives received approximately 27% of the total options and 22% of the total PARS granted in March 2006. In addition to these grants, the Committee also awarded a one time grant of PARS to certain executives for their outstanding contributions to the sale of the Company’s partnership interest in Standard Gypsum business to the Company’s joint venture partner, Temple-Inland. The following named executives received this additional PARS award:

Michael J. Keough	20,000
Ronald J. Domanico	10,000
John R. Foster	5,000

Our CEO and our other executives did not make recommendations to the Committee on the timing of the 2006 equity plan awards. Following approval, our Corporate Human Resource Department administered the grants made in accordance with the requirements of the plan.

We do not maintain any specific plans or policies that provide for the adjustment or recovery of awards if a restating of Company financial performance occurs. Under Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financials because of material non-compliance with any financial reporting requirement due to misconduct, the CEO and Chief Financial Officer must reimburse the Company for:

•	Any bonus or other incentive-based or yearly-based compensation received during the 12 months following the first public issuance of the non-complying document; and

•	Any profits realized from the sale of our securities during those 12 months.

In support of the Committee’s belief that significant share ownership by executives supports alignment of the interests of the executives with the interests of the shareholders, in July 2005, the Board, acting upon the recommendation of the Committee, approved and adopted share ownership guidelines for executives and other managers eligible to participate in the LTEIP. The Committee monitors each executive’s progress against these guidelines on an annual basis. Executives are expected to achieve the recommended ownership level, which is expressed as a multiple of annual salary assuming a per share reference price of $20, within five years. The specific ownership guidelines for the named executives are:

Michael J. Keough	5X
Ronald J. Domanico	3X
Steven L. Kelchen	1X
Thomas C. Dawson, Jr.	1X
John R. Foster	1X

All of the executives have met or exceeded their respective share ownership guidelines, with the exception of Mr. Keough. The Committee noted that Mr. Keough is making good progress toward meeting his share ownership guideline and that his promotion to the position of CEO took effect on January 1, 2005, (and he was only one year into the five year period). Executives are encouraged to retain their shares and are prohibited by the Company’s Insider Trading Policy from engaging in certain activities regarding the Company’s securities, including short sales, the purchase or sale of a put or call option, or any other derivative or hedging transaction.

Health and Welfare Benefits

The Company provides the following health and welfare benefits to all named executives generally on the same basis as these benefits are provided to all salaried employees:

•	Medical, dental and prescription drug coverage

•	Basic and Accidental Death Benefit Life Insurance

•	Short Term Income Protection and Long-Term Disability Insurance

•	Defined Contribution (401(k)) Savings Plan

We believe that the Company sponsored heath and welfare benefits and retirement plans are fairly comparable to other medium-size companies and the failure to provide such benefits would put us at a competitive disadvantage in attracting and retaining the most talented executives, and employees generally.

Retirement and Other Post-Termination Compensation

We believe that having plans which provide for retirement compensation is an essential component of an overall program of competitive executive compensation. These programs support executive recruitment and retention by providing long-term benefits to executives who remain in the employment of the Company and attain certain eligibility requirements relating to minimum age and length of service.

Through December 31, 2004, substantially all of the Company’s then current employees participated in a non-contributory defined benefit pension plan. The pension plan provided for retirement, disability and death benefits. Under the plan employees who retire at the normal retirement age of 65 and receive their benefits as a single life annuity are entitled to annual pension benefits generally equal to 0.75% of average annual compensation, multiplied by their number of years of credited service. Average annual compensation is the highest average compensation received by an employee for any consecutive five-year period during the last ten consecutive plan years of an employee’s participation in the plan. Average annual compensation is defined as an employee’s gross wages, excluding fringe benefits (the sum of the amounts in the salary and bonus columns for a named executive officer as shown in the Summary Compensation table).

Prior to April 1, 2000, when the annual benefit formula was changed to the formula described above, the annual benefit was calculated as follows: 1.35% times average annual compensation, multiplied by the number of years of credited service (not greater than 33 years), less 0.65% of final average annual compensation (defined as average annual compensation for the last three consecutive calendar years preceding retirement, up to the taxable wage base as established by the Social Security Administration) for each year of credited service at normal retirement date (not greater than 33 years). The new formula removed the offset to social security and the 33-year service cap for all salaried and hourly, non-union employees covered in the plan. Benefit accruals under the old formula through March 31, 2000 were frozen and participants age 50 with ten or more years of service became entitled to receive the greater of the benefit provided under the old formula or the new formula.

Effective December 31, 2004, we suspended further pension benefits for certain employees covered by the defined benefit pension plan. The suspension froze the accrued pension benefits for all salaried and non-union hourly employees who did not then qualify for continued benefits based on a specific combined years of service and age requirement. Of the named executive officers, only Messrs. Dawson and Russell were grandfathered as a result of age and service and were unaffected by this action and will continue to accrue additional benefits and years of service under the plan.

All the Company’s salaried non-union employees participate, except those employees grandfathered in the defined benefit pension plan, in a defined contribution pension plan established on January 1, 2005, whereby we make an additional annual contribution to our 401(k) retirement savings plan for each eligible salaried and non-union hourly employee based upon the employee’s years of service. The amount of this additional contribution will range from 1% for employees with less than five years of service up to 4% for employees with twenty-five or more years of service.

The following named executive officers received the following percentage contributions in this plan for 2006 service:

Michael J. Keough	2.0%
Ronald J. Domanico	1.0%
Steven L. Kelchen	1.0%
John R. Foster	2.5%

Severance Policy Payments

If a named executive officer is terminated without cause and in the absence of a change of control, the executive would receive severance pay and benefits coverage under our severance policy. This policy applies to all salaried employees in the event of a not-for-cause termination. This plan provides for the payment of severance equal to the greater of one week of base salary per year of service or one week of base salary per $10,000 of salary with the maximum payment not to exceed 26 weeks. Specified employee benefits coverage is also provided for a period following separation. Certain named executive are covered by employment agreements (discussed below) that entitle them to a guaranteed level of severance pay and benefits coverage beyond that of the severance policy.

	Severance Pay	Benefits Continuation
Michael J. Keough (1)	24 months	24 months
Ronald J. Domanico (1)	12 months	12 months

(1)	Provided pursuant to Employment Agreements with such officers, which Employment Agreements were most recently restated and amended as of December 29, 2006.

We also maintain a restoration plan which supplements our other retirement benefits by providing our executives additional retirement benefits to which they otherwise would be entitled under our pension plan in the absence of certain limitations imposed by the Internal Revenue Code. On November 7, 2005 and December 29, 2006, we amended the restoration plan in connection with the Committee’s annual review of certain agreements, including the SERP and the Company’s Change in Control Severance Agreement. These amendments reduce risk for executives subject to the restoration plan by providing optional forms of payment, subject to Board approval, and clarifying certain provisions to conform to procedures and calculations under our defined contribution plan. The benefits payable under the restoration plan are based on the pension plan formula as in effect prior to April 1, 2000, but without regard to the taxable wage base established by the Social Security Administration or the 33-year maximum limit on credited years of service. Each participant’s final benefit under the restoration plan is determined by calculating this pre-2000 pension plan benefit and subtracting from it the benefit payable to the participant under the pension plan. The plan also contains offset provisions for any benefit received by the named executive under our defined contribution retirement plan.

Employment Agreements

On February 13, 2002, we entered into a letter agreement with Michael J. Keough setting forth certain terms and conditions of his employment. The letter agreement, which was amended and restated in July 2004 as described below, established Mr. Keough’s initial annual base salary at $450,000 and provided that subsequent increases in his base salary were to be determined by the Board or an authorized Committee of the Board. It also provided for an annual bonus for 2002 and 2003 at least equal to 10% and 20%, respectively, of Mr. Keough’s base salary. Pursuant to the letter agreement, we provided Mr. Keough with $1,000,000 in term life insurance, the initiation fee and monthly dues for a local country club, relocation expenses, an annual allowance for financial planning services, and 25 years of credit for service in the industry for purposes of the Company’s short-term disability plan and the restoration plan, with immediate participation (and with the total benefit payable under the restoration plan to be offset by payments from qualified plans of prior employers and payments from the Company’s defined contribution retirement plan benefit). We also agreed in the letter agreement to nominate Mr. Keough to the Board and to make the grant of stock options described in table “Grants of Plan-Based Awards” below.

The term of Mr. Keough’s employment under the letter agreement is indefinite. If his employment had been terminated other than upon his death or disability or for cause, as defined in the agreement, or upon a change in control of the Company, the agreement provided that he would have been entitled to a severance benefit equal to at least 12 months base salary and benefits.

On July 15, 2004, we amended and restated this letter agreement in connection with Mr. Keough’s anticipated promotion to Chief Executive Officer on January 1, 2005. The amended and restated letter agreement established Mr. Keough’s initial annual base salary as Chief Executive Officer at $550,000, with subsequent increases in base salary to be determined by the Board or an authorized Committee of the Board. In addition, it states that we will continue to provide Mr. Keough with $1,000,000 in life insurance, a supplemental long-term disability benefit to ensure the replacement of at least 75% of his base salary in the event of a qualifying disability, dues for a local country club, an annual allowance for financial planning services, and 25 years of credit for service in the industry for purposes of our short-term disability plan and the restoration plan (with the total benefit payable under the restoration plan to be offset by payments from qualified plans of prior employers). We also agreed in the letter agreement to continue to nominate Mr. Keough to the Board. In addition, pursuant to this amended and restated letter agreement, on December 1, 2004, Mr. Keough received one-time grants of 3,500 restricted shares of common stock that will vest on the six month anniversary of the grant date, options to purchase 25,000 shares of common stock and 25,000 PARS that will vest if, at any time after the first anniversary of the date of grant, the closing price of the shares of common stock is at or above $18.00 per share for each of 20 consecutive trading days.

Mr. Keough’s employment under the amended and restated letter agreement runs for an indefinite term. If his employment is terminated other than upon his death or disability or for cause, as defined in the agreement, or upon a change in control of the Company, the agreement provides that he will be entitled to a severance benefit equal to at least 24 months base salary and benefits.

On October 1, 2002, we entered into a letter agreement with Ronald J. Domanico setting forth certain terms and conditions of his employment. The letter agreement establishes Mr. Domanico’s initial annual base salary at $340,000 and provides that subsequent increases in his base salary are to be determined by the Board or an authorized Committee of the Board. Pursuant to the letter agreement, we have provided Mr. Domanico with membership in a country club (with annual expenses capped at $10,000), a relocation allowance of $40,000, an annual allowance for financial planning services, immediate participation in the restoration plan (with the total benefit payable under the restoration plan to be offset by payments from the Company’s defined contribution retirement plan benefit), a supplemental long-term disability plan to ensure the replacement of at least 75% of his salary in the event of a qualifying disability, and 10 years of service credit for purposes of our short-term disability plan.

Mr. Domanico’s employment under the letter agreement runs for an indefinite term. If his employment is terminated other than upon his death or disability or for cause, as defined in the agreement, the agreement provides that he will be entitled to a severance benefit equal to at least 12 months base salary and benefits.

On August 31, 2004, we entered into a letter agreement with Steven L. Kelchen setting forth certain terms and conditions of his employment. The letter agreement established Mr. Kelchen’s initial annual base salary at $300,000 and provides that subsequent increases in his base salary are to be determined by the Board or an authorized Committee of the Board. It also provided for an annual incentive payments and grants under the terms of our 2003 Long-Term Equity Incentive Plan, at our discretion with a guaranteed bonus for plan year 2004 of not less than $20,000 and for plan year 2005 of not less than 25% of his base salary earned during that plan year. Pursuant to the letter agreement, Mr. Kelchen received one-time grants under the 2003 Long Term Equity Incentive Plan of 15,000 non-qualified stock options; 7,500 shares of restricted stock, vesting after one year of employment, and 10,000 shares of PARS with a target vesting price of $20.00 per share subject to a one-year blackout period. The letter agreement also provided for full relocation services, membership in a country club with an allowance of up to $300 per month for monthly dues and a one-time reimbursement of up to $10,000 in initiation fees; 15 years of credit for service in the industry for purposes of our short-term disability plan and the restoration plan with the total benefit payable under the restoration plan to be offset by any vested benefit payments from qualified plans of his former employer and payments from the Company’s defined contribution retirement plan benefit.

The term of Mr. Kelchen’s employment under the letter agreement is indefinite. In the event his employment is terminated other than because of death or disability (as defined in the agreement), by him for any reason, for cause (as defined in the agreement), or upon a change in control of the Company, the agreement provides him a severance benefit equal to at least six months’ continuation of his then current base salary and benefits coverage in place at the time of termination.

On December 29, 2006, Messrs. Keough’s, Domanico’s and Kelchen’s letter agreements were amended and restated for compliance with Section 409A of the Internal Revenue Code. The amendments: specified a fixed date upon which payments would begin; provided that payments would be delayed for six months if the executive is a “specified employee” as defined by the Internal Revenue Code, and specified a date for identifying specified employees.

Change in Control Severance Agreements

We have change in control severance agreements with each of our executives in order to ensure their continued service in the event of a change in control of the Company. Each of the agreements provides that the individual will receive a severance benefit upon employment termination without cause, or voluntarily for good reason, within two years after a change in control. The severance benefit is equal to the lesser of (1) two years’ base salary or (2) the highest amount that would not result in any “excess parachute payment” under federal tax laws. On November 7, 2005 and December 29, 2006, the agreements were amended to additionally require the Company to: (i) issue cash payments to the executives for projected incentive plan payments equal to the average annual incentive bonus paid to the executive in the last two years; (ii) allow, for up to eighteen months, the continuance of health and welfare benefits and two years for all other benefits to the executives and the executives’ dependents on substantially the same basis as the benefits offered to the executive immediately before termination; and (iii) pay all tax liability associated with the benefits provided under (i) and (ii). The individual will also receive the amount of any compensation he or she has previously earned, including compensation that has been deferred pursuant to a non-tax-qualified plan. Payments made under the change of control plan are subject to the requirement of Section 409A of the Internal Revenue Code.

In exchange for these benefits, each of the executives has agreed not to voluntarily terminate employment between the date on which a change in control is announced and the date on which it is either completed or abandoned. The executives have also executed non-compete agreements agreeing not to compete in any manner against the successor Company for twelve months following the completion of such a transaction.

Our stock options and restricted stock vest upon a change in control. In adopting the so-called “single” trigger treatment for equity vehicles, we were guided by three principles:

•	Keep employees relatively whole for a reasonable period but avoid creating a “windfall.”

¡	Single trigger vesting ensures that ongoing employees are treated the same as terminated employees with respect to outstanding equity grants.

¡

Single trigger vesting provides employees with the same opportunities as shareholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the deal.

¡

The Company that made the original equity grant may no longer exist after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company’s future success.

¡	Single trigger vesting on performance-contingent equity, in particular, is appropriate given the difficulty of replicating the underlying performance goals.

•	Support the compelling business need to retain key employees during uncertain times.

¡

A single trigger on equity vesting can be a powerful retention device during change in control discussions, especially for more senior executives where equity represents a significant portion of their total pay package.

¡	A double trigger on equity provides no certainty of what will happen when the transaction closes.

Tax Considerations

The Committee believes it appropriate to take into account the tax consequences of employee benefits and the award of executive compensation as a way of balancing the interests of the Company with those of participants in the Company’s plans. With regard to executive compensation, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the executive officer or any of the four most highly compensated executives. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Section 162(m). Although the current cash compensation levels of our executives generally remain well below the $1 million limit, the Committee believes that it is generally desirable to comply with Section 162(m) when applicable. The Committee also believes, however, that it is appropriate to take into account considerations other than tax treatment, such that compensation actions may not always qualify for tax deductibility under Section 162(m) or other favorable tax treatment to the Company.

COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Dennis R. Love, Chairman

Robert J. Clanin

Charles H. Greiner, Jr.

John T. Heald

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006.

Amounts listed under column (d) “Bonus” and (g) “Non-equity incentive plan compensation,” were determined by the Committee at its February 20, 2007 meeting and were paid on February 28, 2007.

Name and principle position (1)	Year	Salary (2) ($)	Bonus (3) ($)	Stock awards (4) ($)	Option awards (4) ($)	Non-equity incentive plan compensation (5) ($)	Change in pension value and nonqualified deferred compensation earnings (6) ($)	All other compensation (7) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael J. Keough, President and Chief Executive Officer	2006	$616,667		$200,613	$104,514	$154,167	$200,452	$33,181	$1,309,594

Ronald J. Domanico, Senior Vice President and Chief Financial Officer	2006	$416,667		$70,426	$38,842	$104,167	$27,032	$16,215	$673,349

Steven L. Kelchen, Vice President, Converted Products Group	2006	$339,583		$45,725	$11,175	$84,896	$61,533	$10,761	$553,673

Thomas C. Dawson, Jr. Vice President, Mill Group	2006	$327,167		$23,054	$53,685	$81,792	$146,328	$13,555	$645,581

John R. Foster, Vice President, Sales and Marketing	2006	$280,167		$26,679	$41,899	$70,042	$100,325	$20,294	$539,406

Jimmy A. Russell, Retired Vice President, Industrial and Consumer Products Group	2006	$187,630	$36,526	$177,819	$53,909		$169,268	$203,977	$829,124

(1)	Mr. Russell resigned his position as Vice President, Industrial and Consumer Products Group and entered into a Separation and Retirement Agreement with the Company on May 30, 2006. If he had remained an active employee as of December 31, 2006 he would have been considered a named executive officer.
(2)	The amount shown represents the dollar value of base salary paid or earned during 2006. The current base salary amounts of the named executives are as follows:

Michael J. Keough	$625,000
Ronald J. Domanico	$420,000
Steven L. Kelchen	$350,500
Thomas C. Dawson, Jr.	$329,000
John R. Foster	$282,000
Jimmy A. Russell (retired)	-0-

(3)	Mr. Russell was granted a prorated incentive payment pursuant to the Separation and Retirement Agreement between Mr. Russell and the Company dated May 30, 2006.
(4)	The amounts included in these columns are the dollar amounts recognized by the Company in 2006 for financial statement reporting purposes in accordance with FAS 123R, and accordingly include award amounts granted in and prior to 2006. The awards are individually listed for each named executive in the table entitled “Outstanding Equity Awards at Fiscal Year-End” below. Information on individual stock awards granted to named executive officers is set forth in the table entitled “Grants of Plan Based Awards below. Assumptions used in the calculation of these award amounts are included in included in Note 10 to the Company’s Consolidated Financial Statements entitled “Stock Based Compensation” included in the Company’s 2006 Annual Report on Form 10-K for each of the applicable years of the grants included.

(5)	The amounts shown represent the cash incentive payments to the named executive officers paid in 2007 but earned for performance under the incentive compensation plan discussed under “Annual Cash Incentives” in the Compensation Discussion and Analysis section above.
(6)	The amounts included reflect the actuarial increase in the value of the named executives’ benefits under all pension plans of the Company during 2006, were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements, and include amounts which the named executive may not currently be entitled to receive because such amounts are not vested.
(7)	The amounts represent the total value received from perquisites and other personal benefits to the respective named executive officer, insurance premiums paid by the Company, Company contributions to retirement plans and payments under termination plans earned or paid in 2006, or attributable to 2006, as described more fully below in the “All Other Compensation” table

2006 ALL OTHER COMPENSATION

Name and Principle Position	Perquisites and Other Personal Benefits		Insurance Premiums(2)	Company Contributions to Retirement and 401(k) Plans (3)	Payment on Severance Plans		Total
Michael J. Keough, President and Chief Executive Officer	$12,805	(1)	$7,176	$13,200			$33,181

Ronald J. Domanico, Senior Vice President and Chief Financial Officer	*		$5,215	$11,000			$16,215

Steven L. Kelchen, Vice President, Converted Products Group	*		$2,560	$8,201			$10,761

Thomas C. Dawson, Jr. Vice President, Mill Group	*		$4,755	$8,800			$13,555

John R. Foster, Vice President, Sales and Marketing	*		$5,994	$14,300			$20,294

Jimmy A. Russell, Retired Vice President, Industrial and Consumer Products Group			$7,547	$8,800	$187,630	(4)	$203,977

*	Represents total perquisites under $10,000 in aggregate per person.
(1)	Perquisites for Michael J. Keough include financial planning and tax preparation ($7,650), annual club dues ($4,140) and reimbursement for an annual executive physical exam ($1,015).
(2)	Includes Company paid premiums for excess basic life insurance and supplemental long-term disability coverage.
(3)	Includes Company match to 401(k) plan and annual defined retirement contribution plan.
(4)	Value of the salary continuation paid to Mr. Russell pursuant to his Separation and Retirement Agreement for the period July 1 up to and including December 31, 2006.

Perquisites

The Company is conservative in providing perquisites to executives. We also provide certain other benefits and perquisites to the named executives as identified above in the “All Other Compensation” table and its accompanying footnotes. The perquisites that the Company provides are limited, and with the exception of Mr. Keough, their aggregate value per executive is below $10,000.

The Company provides reimbursement to Messrs. Keough and Domanico for financial and/or tax planning. The Company provides reimbursement to allow the executive to stay focused and minimize distractions caused by personal financial planning and to encourage executives to use the services of professionals to ensure that tax filings are accurate, particularly given the complexities of accounting for equity based compensation awards, etc. This benefit is only available as a reimbursement.

The Company also provides reimbursement to Messrs. Keough, Domanico and Foster for certain club fees or dues. The Company believes it is necessary for these executives to have access to meeting places other than the Company’s offices to meet and/or entertain the Company’s customers and others who provide benefit to the Company. This benefit is only available as a reimbursement.

For more detailed information regarding these perquisites and their valuation, see the “All Other Compensation” table above.

2006 GRANTS OF PLAN-BASED AWARDS

Name	Grant date	Estimated future payouts under Non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (2)	All other option awards: number of securities under- lying options (3)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Michael J. Keough, President and Chief Executive Officer	03/02/2006							35,000			355,250
	03/02/2006								15,000	10.59	89,400
		20,535	462,500	616,667
Ronald J. Domanico, Senior Vice President and Chief Financial Officer	03/02/2006							22,000			223,300
	03/02/2006								12,000	10.59	71,520
		13,875	312,500	416,667
Steven L. Kelchen, Vice President, Converted Products Group	03/02/2006							9,000			91,350
	03/02/2006								9,000	10.59	53,640
		11,308	254,687	339,583
Thomas C. Dawson, Jr. Vice President, Mill Group	03/02/2006							9,000			91,350
	03/02/2006								9,000	10.59	53,640
		10,895	245,375	327,167
John R. Foster, Vice President, Sales and Marketing	03/02/2006							12,000			121,800
	03/02/2006								7,000	10.59	41,720
		9,330	210,125	280,167
Jimmy A. Russell, Retired Vice President, Industrial and Consumer Products Group	03/02/2006							9,000			91,350
	03/02/2006	0	0	0					9,000	10.59	53,640

(1)	Pursuant to the 2006 incentive compensation plan for executives, the named executive officers are eligible to earn an annual cash incentive payment at the lowest threshold level of the plan which is equal to 1% over the achievement of at least 70% of the plan EBITDA financial objective. Each 1% achieved is equal to 3.3% of total salary paid as an incentive payment. If 100% of the plan financial objective is achieved, a target incentive payment equal to 60% is paid. Also, the executive can receive an additional 15% if s/he achieves her/his personal objectives. In the event of achievement over the plan financial objective, the plan limits the maximum incentive payment to 100% of total salary.
(2)	The amounts shown represent the Performance Accelerated Restricted Stock (PARS) shares awarded on March 2, 2006 to the executives under the Company’s 2003 Long-Term Equity Incentive Plan. PARS vest seven years from the date of the grant based on the executives continued service or earlier upon the attainment of a share price target of $15 or more for 20 consecutive trading days after one year from the date of grant.

(3)	The amounts shown represent the stock options granted on March 2, 2006, under the Company’s 2003 Long-Term Equity Incentive Plan at a per share exercise price not less than 100% of the fair market value of the common stock, defined as the closing price of the common stock on the date preceding the grant date, on the date of the grant. The stock option expires ten years from the date of the grant and vests in 25% increments over four years.
(4)	The amounts shown are the grant date fair market value of each individual equity award computed in accordance with FAS 123R.

The basis for the March 2, 2006 long term equity awards to executives is provided in the Compensation Discussion and Analysis section above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael J. Keough, President and Chief Executive Officer	60,000	0		8.65	03/04/2012
	12,000	4,000		8.17	08/14/2013
	12,500	12,500		17.05	12/01/2014
	40,000	0		17.05	12/01/2014
	0	15,000		10.59	03/02/2016
						40,000	323,600
						25,000	202,250
						35,000	283,150
Ronald J. Domanico, Senior Vice President and Chief Financial Officer	50,000	0		8.40	10/11/2012
	9,000	3,000		8.17	08/14/2013
	18,000	0		17.05	12/01/2014
	0	12,000		10.59	03/02/2016
						18,000	145,620
						22,000	177,980
Steven L. Kelchen, Vice President, Converted Products Group	15,000	0		15.87	08/31/2014
	5,000	0		17.05	12/01/2014
	0	9,000		10.59	03/02/2016
						10,000	80,900
						5,000	40,450
						9,000	72,810
Thomas C. Dawson, Jr. Vice President, Mill Group	2,781	0		34.00	04/20/2008
	2,014	0		40.80	04/20/2008
	2,313	0		30.90	02/04/2009
	3,208	0		25.75	02/04/2009
	648	0		25.75	02/04/2009
	4,393	0		21.53	02/09/2010
	4,482	0		17.94	02/09/2010
	3,365	0		9.38	12/07/2010
	5,000	0		7.05	02/09/2012
	1,125	375		8.17	08/14/2013
	5,000	0		17.05	12/01/2014
	0	9,000		10.59	03/02/2016
						5,000	40,450
						9,000	72,810
John R. Foster, Vice President, Sales and Marketing	1,456	0		34.00	04/20/2008
	1,054	0		40.80	04/20/2008
	4,159	0		25.75	02/04/2009
	2,495	0		30.90	02/04/2009
	2,376	0		25.75	02/04/2009
	4,873	0		17.94	02/09/2010
	4,777	0		21.53	02/09/2010
	3,340	0		10.38	02/07/2011
	7,000	0		7.05	02/09/2012
	4,500	1,500		8.17	08/14/2013
	5,000	0		17.05	12/01/2014
	0	7,000		10.59	03/02/2016
						5,000	40,450
						12,000	97,080
Jimmy A. Russell, Retired Vice President, Industrial and Consumer Products Group	3,825	0		34.00	04/20/2008
	2,770	0		40.80	04/20/2008
	5,445	0		25.75	02/04/2009
	3,267	0		30.90	02/04/2009
	6,474	0		17.94	02/09/2010
	6,346	0		21.53	02/09/2010
	4,359	0		10.38	02/07/2011
	7,000	0		7.05	02/09/2012
	6,750	2,250		8.17	08/14/2013
	6,000	0		17.05	12/01/2014
	0	9,000		10.59	03/02/2016
						6,000	48,540
						9,000	72,810

The Company previously accelerated the vesting of stock options granted during 2004 with an exercise price between $15.85 and $17.05. In total the Company accelerated 104,141 options with a weighted average exercise price of $16.99 per share. Of the total, named executive officers held 85,500 of those options with a weighted average of $16.89 per share. The options that were accelerated represented approximately 12% of the total outstanding options. The decision to accelerate the vesting of these options was made to avoid recognizing compensation cost associated with these options in the Company’s statements of operations in future financial statements after the effective date of SFAS 123R.

As described above in the Compensation Discussion and Analysis section, the PARS awards vest seven years from date of grant or vest when a specified share performance price threshold is achieved.

The market value of the restricted shares shown was determined using $8.09, the per share closing price of the Company’s common stock as of December 29, 2006.

OPTION EXERCISES AND STOCK VESTED

None of the Company’s named executive officers exercised any stock options or acquired restricted stock upon vesting during the fiscal year ended December 31, 2006.

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of the Retirement Plan and the Restoration Plan (Supplemental Executive Retirement Plan) determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Information regarding the Retirement Plan and the Supplemental Executive Restoration Plan can be found above under the subheading “Retirement and Other Post-Termination Compensation” in the Compensation Discussion and Analysis section.

Name	Plan Name	Number of years credited service (#) (1) (2)	Present value of accumulated benefit ($) (3) (4)		Payments during last fiscal year ($)
(a)	(b)	(c)	(d)		(e)
Michael J. Keough, President and Chief Executive Officer	Qualified Pension Plan	3		$25,297
	Restoration (SERP) Plan	30		$1,220,942

Ronald J. Domanico, Senior Vice President and Chief Executive Officer	Qualified Pension Plan Restoration (SERP) Plan	2 4	$ $	11,436 75,414

Steven L. Kelchen, Vice President, Converted Products Group	Qualified Pension Plan	—		—
	Restoration (SERP) Plan	17		$207,006

Thomas C. Dawson, Jr. Vice President, Mill Group	Qualified Pension Plan	34		$254,225
	Restoration (SERP) Plan	34		$558,737

John R. Foster, Vice President, Sales and Marketing	Qualified Pension Plan	8		$99,126
	Restoration (SERP) Plan	20		$512,265

Jimmy A. Russell, (5) Retired Vice President, Industrial and Consumer Products Group	Qualified Pension Plan Restoration (SERP) Plan	32 32	$ $	452,982 707,925

(1)

For Messrs. Keough, Domanico, Kelchen and Foster the Qualified Plan Service represents credited service in the Caraustar Defined Benefit Pension Plan from date of hire to the suspension of this plan as of

December 31, 2004 as discussed in the Compensation Discussion and Analysis section above. Messrs. Dawson and Russell have met the age and service threshold for continued accrual of credited service in the qualified plan.

(2)	The Restoration (SERP) Plan service for all named executives represents the total credited service with the Company with the exception of Mr. Keough (25 years), Mr. Kelchen (15 years) and Mr. Foster (10 years) who were granted additional Restoration (SERP) Plan service for prior industry related service under the terms of their letter agreements or offer letter.
(3)	These amounts represent the actuarial present value of the named executives’ accumulated benefits under the defined benefit and Restoration (SERP) Plans computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for the year ended December 31, 2006. In calculating these values the Company used the same assumptions used for financial reporting purposes under generally accepted accounting principles, except that retirement age was assumed to be the normal retirement age as defined in the plans—age 65 in each instance. The estimated net Restoration (SERP) Plan benefits, which benefits offsets payments from qualified plans of prior employers if applicable and payments from the Company’s defined contribution retirement plan benefit for each executive are:

Michael J. Keough	$204,842
Ronald J. Domanico	$18,463
Steven L. Kelchen	$48,564
Thomas C. Dawson, Jr.	$92,418
John R. Foster	$60,950
Jimmy A. Russell	$96,437

The incremental values of the Restoration (SERP) Plan benefits resulting from the augmentation of additional service granted to Mr. Keough, Mr. Kelchen and Mr. Foster at time of hire are:

Michael J. Keough	$169,665
Steven L. Kelchen	$39,825
John R. Foster	$37,246

(4)	Only Mr. Dawson and Mr. Foster are eligible for early retirement under the provisions of the Restoration (SERP) Plan. The values of the annuity benefit payable upon early retirement are:

Thomas C. Dawson, Jr.	$46,255
John R. Foster	$44,932

(5)	Mr. Russell’s entitlement for early retirement pension benefits from the defined benefit and Restoration (SERP) Plans is contained in the Separation and Retirement Agreement executed with him on May 30, 2006.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) (1)
(a)	(b)	(c)	(d)	(e)	(f)

Michael J. Keough, President and Chief Executive Officer

Ronald J. Domanico, Senior Vice President and Chief Financial Officer

Steven L. Kelchen, Vice President, Converted Products Group

Thomas C. Dawson, Jr. Vice President, Mill Group

Jimmy A. Russell, Retired Vice President, Industrial and Consumer Products Group					$51,471

The Company does not currently provide to executives any non-qualified deferred compensation plans that permit tax deferral of any form of compensation paid or earned during a year in which a deferral election might be made.

(1)	Mr. Russell has a frozen vested balance in the inactive Caraustar Industrial and Consumer Products Group (formerly Star Paper Tube) Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Under the Company’s compensation and benefits plans and related agreements applicable to the named executive officers such executives may be entitled to specific payments in the event of the termination of their employment under a variety of circumstances. The payment amounts shown in the table below are reasonable estimates of these payments assuming the termination occurred as of December 31, 2006. The exact determination of these payments can only be made at the time of the executive’s actual separation.

Severance payments and benefits coverage in the event of an involuntary termination without cause for named executive officers are determined by the Company’s severance policy which generally applies to all other salaried employees except for Mr. Keough, Mr. Domanico, and Mr. Kelchen. The severance and benefits entitlements for theses named executives are determined by their Letter Agreements. Under these agreements the following is provided:

Mr. Keough — 24 months of severance pay and benefits coverage

Mr. Domanico — 12 months of severance pay and benefits coverage

Mr. Kelchen — 6 months of severance pay and benefits coverage.

The Company has in effect Change of Control Agreements with all of the named executive officers except Mr. Russell. The purpose of these agreements is to encourage key personnel to remain with the Company to insure continuity of operations during any distractions surrounding an actual or potential change of control. The terms of these agreements and other change of control arrangements are reviewed in detail in the Compensation Discussion and Analysis.

Termination of employment due to death or disability entitles the named executive officers to benefits under the Company’s life insurance or disability plans, generally available to other salaried employees. In addition, and also applicable to other salaried employees who receive grants of restricted stock, upon termination due to death or disability all restrict stock immediately vests. As of December 31, 2006 the value of the restricted stock for each of the named executive offices is:

Michael J. Keough — $809,000

Ronald J. Domanico — $323,600

Steven L. Kelchen — $194,160

Thomas C. Dawson, Jr. — $113,260

John R. Foster — $137,530

In the event of death the surviving spouses of the following named executives would also be entitled to a monthly annuity payment from the Company’s pension plans: Messrs. Keough, Dawson and Foster.

The Change in Control Agreements do not provide for any payment to the named executive officers in the event of retirement.

	Severance Payment	Incentive Plan Payments	Pension Benefit (1)	Continuation of Medical/ Welfare Benefits	Acceleration of Equity Awards	Excise Tax Gross-up	Total Termination Benefits
Michael J. Keough
• Involuntary Termination Without Cause	1,250,000	0	0	35,057	0	0	1,285,057
• Voluntary Termination or Involuntary Termination with Cause	0	0	0	0	0	0	0
• Termination after Change In Control	1,250,000	170,713	1,471,121	46,735	809,000	914,498	4,662,117

Ronald J. Domanico
• Involuntary Termination Without Cause	420,000	0	0	15,067	0	0	435,067
• Voluntary Termination or Involuntary Termination with Cause	0	0	0	0	0	0	0
• Termination after Change In Control	840,000	128,746	96,431	41,813	323,600	0	1,430,590

Steven L. Kelchen
• Involuntary Termination Without Cause	175,250	0	0	6,242	0	0	181,492
• Voluntary Termination or Involuntary Termination with Cause	0	0	0	0	0	0	0
• Termination after Change In Control	701,000	58,563	262,891	36,647	194,160	0	1,253,261

Thomas C. Dawson, Jr.
• Involuntary Termination Without Cause	164,500	0	0	4,439	0	0	168,939
• Voluntary Termination or Involuntary Termination with Cause	0	0	0	0	0	0	0
• Termination after Change In Control	658,000	97,457	689,937	25,451	118,460	368,105	1,957,410

John R. Foster
• Involuntary Termination Without Cause	140,084	0	0	4,988	0	0	145,072
• Voluntary Termination or Involuntary Termination with Cause	0	0	0	0	0	0	0
• Termination after Change In Control	564,000	88,379	596,363	28,203	144,810	0	1,421,754

(1)	Represents the lump sum payable upon Change in Control. The lump sum is based on qualified plan actuarial equivalency assuming an event date as of December 31, 2006. The lump sum is the larger of the present value of the early retirement benefit (if early retirement eligible on event date) and the present value of the defined normal retirement benefit.

DIRECTOR COMPENSATION

Compensation Paid to Board Members

The Nominating Committee annually reviews director compensation. The Nominating Committee specifically reviews survey data from the National Association of Corporate Directors (“NACD”) as well as reviewing the levels at which the Peer Group sets director compensation. In January 2005, based upon specific recommendations from a comprehensive survey conducted by Pearl Meyer, the Board adopted the current Director’s Compensation Plan. In 2006, while the Nominating Committee reviewed director compensation and noted that current level of director compensation lags behind the median level for similarly sized companies, as reported by NACD, the Committee determined to maintain director compensation at 2005 levels based on the Company’s current financial condition.

Accordingly, in 2006, each director who is not an employee of the Company was paid an annual retainer of $50,000 for serving as a director. One half of this annual retainer was paid in Common Shares of the Company. The other half was paid in cash in quarterly installments. The Chairman of the Board received an additional annual retainer of $25,000 (one half of which was paid in Common Shares), the chairman of the Audit Committee received an additional annual retainer of $7,500 (one half of which was paid in Common Shares) and the chairman of each other committee received an additional annual retainer of $3,500 (one half of which was paid in Common Shares). Each non-employee director also received an annual grant of options to purchase 3,000 Common Shares. In addition, all non-employee directors were paid a fee of $2,000 per meeting for attending in-person meetings of the Board of Directors, $1,000 for participation in telephonic Board meetings, $1,000 per in-person committee meeting attended and $500 per telephonic committee meeting. All directors were reimbursed for ordinary and necessary out-of-pocket expenses incurred in attending meetings of the Board.

Director Compensation

Name (1)	Fees earned or paid in cash ($)	Stock awards (2), (3) ($)	Option awards (2) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
James E. Rogers	51,764	39,236	13,200				$104,200
Daniel P. Casey	49,264	28,736	13,200				$91,200
Dennis M. Love	20,706	46,794	13,200				$80,700
Russell M. Robinson	14,653	11,139	—				$25,792
Robert J. Clanin	43,511	24,989	13,200				$81,700
L. Celeste Bottorff	38,511	24,989	13,200				$76,700
Eric R. Zarnikow	42,511	24,989	13,200				$80,700
Bob M. Prillaman	14,428	10,405	—				$24,833
Charles H. Greiner	42,011	24,989	13,200				$80,200
John T. Heald, Jr.	40,436	22,897	13,200				$76,533

(1)	Mr. Michael J. Keough and Ronald J. Domanico, both directors of the Company, have been omitted from this table since they are employees and receive no compensation for serving on the Board. Mr. Prillaman and Mr. Robinson retired from the Board effective May 2006.
(2)	Refer to the notes on the Consolidated Financial Statements included with the Annual Report on Form 10K filed on March 16, 2007 for the relevant assumptions used to determine the valuation of the stock option awards to Directors.
(3)	Amounts listed under column (c) Stock awards represent quarterly retainer fees that the company pays to its directors in lieu of cash.

The following are the aggregate numbers of vested stock option awards and shares issued as director compensation held as of December 31, 2006 by the individuals that served as non-employee directors during some or all of 2006.

Name of Director	Full Value Share Holdings	Stock Options
James E. Rogers	13,193	11,930
Daniel P. Casey	5,526	6,930
Dennis M. Love	11,103	11,930
Russell M. Robinson	15,467	10,930
Robert J. Clanin	7,125	9,930
L. Celeste Bottorff	4,934	6,930
Eric R. Zarnikow	3,948	6,000
Bob M. Prillaman	3,881	3,930
Charles H. Greiner	3,948	6,000
John T. Heald, Jr.	2,471	3,000

SHARE OWNERSHIP

As of March 12, 2007, the only class of voting securities the Company had issued and outstanding was its Common Shares. On that date there were 29,091,859 Common Shares outstanding. The following table sets forth the names of, and the numbers and percentages of Common Shares beneficially owned as of December 31, 2006 by each person known to the Company to own beneficially 5% or more of the Company’s outstanding Common Shares. Each of the individuals listed below possesses sole voting and investment power with respect to the Common Shares listed opposite his or her name unless noted otherwise.

	Common Shares Beneficially Owned
Name and Address† of Beneficial Owner	Number(1)	Percent
Michael W. Cook Asset Management, Inc. (1) 6000 Poplar Avenue, Suite 220 Memphis, TN 38119	2,896,709	10.0%
Goldman Sachs Asset Management, L.P., et al (2) 32 Old Slip New York, NY 10005	2,693,976	9.3%
Old Westbury Real Return Fund (3) 760 Moore Road King of Prussia, PA 19406	2,536,000	8.7%
Dimensional Fund Advisors LP (4) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,435,512	8.4%
Barclays Global Investors, N.A.(5) 45 Fremont Street San Francisco, CA 94105	1,584,506	5.4%
Buckhead Capital Management, LLC (6) 1545 Peachtree Street Atlanta, GA 30309	1,566,233	5.4%

†	Addresses are furnished for each person known to the Company to own beneficially 5% or more of the Company’s outstanding Common Shares.
(1)	The amount and nature of the shares beneficially owned are based on a report from Cook, Mayer Taylor providing information on ownership of Common Shares as of December 31, 2006. Of the shares reported, Michael W. Cook Asset Management, Inc. reports sole voting and dispositive power over all of these shares.
(2)	The amount and nature of the shares beneficially owned are based on an amended Schedule 13G filed on or about February 9, 2007. Of the shares reported, Goldman Sachs Asset Management reports sole voting power over 2,356,630 shares and sole dispositive power over 2,693,976. Goldman Sachs Asset Management disclaims beneficial ownership of any securities managed on its behalf by third parties.

(3)	The amount and nature of the shares beneficially owned are based on a Schedule 13G filed on or about February 16, 2007. Of the shares reported by Old Westbury Real Return Fund (OWRRF), OWRRF reports these shares based on its role as investment. It reports sole voting and dispositive power over none of the shares; and shared voting and dispositive power over 2,536,000 shares.
(4)	The amount and nature of the shares beneficially owned are based on an amended Schedule 13G filed on or about February 9, 2007. Of the shares reported, Dimensional Fund Advisors reports these shares based on its role as investment adviser or manager to certain investment companies, trusts and accounts. It reports sole voting and dispositive power over all these shares, but disclaims beneficial ownership of all such shares.
(5)	The amount and nature of the shares beneficially owned are based on a Schedule 13G filed on or about January 23, 2007. Of the shares reported Barclays Global Investors, N.A. reports sole voting power over 1,444,513 shares and sole dispositive power over all of these shares.
(6)	The amount and nature of the shares beneficially owned are based on a 13G filed on or about February 14, 2007. Of the shares reported Buckhead Capital reports sole voting and dispositive power over all these shares.

Security Ownership of Directors and Executive Officers

The following table sets forth as of February 20, 2007, certain information with respect to Common Shares beneficially owned by each director of the Company, each nominee for election as director, the executive officers included in the Summary Compensation Table set forth above and all directors and executive officers of the Company, as a group. The address of each officer and director is c/o Caraustar Industries, Inc., 5000 Austell-Powder Springs Road, Suite 300, Austell, GA 30106-3227. Except as otherwise indicated, the individuals listed in the table have sole voting and investment powers with respect to the Common Shares beneficially owned by them.

	Common Shares Beneficially Owned
Name of Individual	Number(1)	Percent
Michael J. Keough (2)	301,000	*
Jimmy A. Russell (3)	227,031	*
Ronald J. Domanico	199,079	*
Thomas C. Dawson, Jr. (4)	111,560	*
John R. Foster (5)	92,993	*
Steven L. Kelchen (6)	67,500	*
Gregory B. Cottrell (7)	57,118	*
William A. Nix, III (8)	53,200	*
Barry A. Smedstad (9)	47,785	*
Robert J. Clanin	37,827	*
James E. Rogers	30,335	*
Dennis M. Love	24,782	*
Daniel P. Casey (10)	18,344	*
Wilma E. Beaty (11)	16,995	*
Charles H. Greiner, Jr.	15,720	*
L. Celeste Bottorff	12,636	*
John T. Heald, Jr.	12,243	*
Eric R. Zarnikow	10,720	*
Directors and executive officers as a group (18 persons)	1,333,868	4.6%

(1)	Includes the following shares subject to stock options exercisable within 60 days after March 12, 2007: Mr. Keough — 156,000; Mr. Russell — 63,486; Mr. Domanico — 92,000; Mr. Dawson — 43,704; Mr. Foster — 49,530; Mr. Kelchen — 29,000; Mr. Cottrell — 29,000; Mr. Nix — 28,000; Mr. Smedstad — 29,875; Mr. Clanin — 9,930; Mr. Rogers — 11,930; Mr. Love — 11,930; Mr. Casey — 6,930; Ms. Beaty — 6,500; Mr. Greiner — 6,000; Ms. Bottorff — 6,930; Mr. Heald — 3000; Mr. Zarnikow — 6,000; directors and executive officers as a group — 589,745.
(2)	Includes 10,500 shares held in a family living trust with Mr. Keough’s wife.

(3)	Mr. Russell retired his position as an executive officer of the Company on July 1, 2006. Includes 15,469 shares held in a 401(k).
(4)	Includes 30,477 shares registered in the name of Mr. Dawson’s wife.
(5)	Includes 16,291 shares held in a 401(k).
(6)	Includes 1,000 shares registered in the name of Mr. Kelchen’s wife.
(7)	Includes 7,288 shares held in a 401(k).
(8)	Includes 1,390 shares registered in the name of Mr. Nix’ wife and 2,500 shares held in a 401(k).
(9)	Includes 6,610 shares held in a 401(k).
(10)	Includes 5,000 shares held in an IRA.
(11)	Includes 495 shares held in a 401(k).
*	Denotes ownership of less than 1% of the Company’s Common Shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s Common Shares that may be issued upon the exercise of stock options under all of the Company’s existing equity compensation plans, including the Company’s 2003 Long Term Equity Incentive Plan and the 1996 Director’s Equity Plan and 1998 Key Incentive Compensation Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,081,706 (1)	$15.98	2,460,402 (2)

Equity compensation plans not approved by security holders (3)	110,000	$ 8.54	0

Total	2,191,706	$15.61	2,460,402

(1)	This amount represents (i) 47,440 Common Shares issuable upon exercise of options outstanding under our 1996 Directors Equity Plan, (ii) 867,576 Common Shares issuable upon the exercise of options outstanding under our 1998 Key Incentive Compensation Plan and (iii) 676,696 Common Shares issuable upon the exercise of options outstanding under our 2003 Long-Term Equity Incentive Plan.
(2)	There are no securities available for future issuance under the 1998 Key Employee Incentive Compensation Plan, or the 1996 Directors Equity Plan.
(3)	This amount represents Common Shares issuable upon the exercise of options granted to Mr. Keough and Ronald J. Domanico in March 2002 and October 2002, respectively, in connection with their hirings. These grants were issued outside of the 1998 Long-Term Equity Incentive Plan due to a limitation in the plan that allowed no more than 10,000 shares of common stock for which options could be granted to any participant in any calendar year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executives, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Executives, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of reports furnished to the Company during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to its executives and directors and any greater than 10% beneficial owners were complied with.

PROPOSAL 2

The Ratification of Appointment of Deloitte & Touche LLP

as the Company’s Independent Registered Public Accounting Firm (Independent Auditors)

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche as the independent registered public accounting firm to audit the books of the Company and its subsidiaries for the current year and to report on the consolidated statement of financial position and related statement of operations of the Company and its subsidiaries. Representatives of Deloitte & Touche are expected to be present at the 2007 Annual Meeting with the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

Approval of the proposal to ratify the selection of the independent registered public accounting firm requires that the number of votes cast for the proposal exceed the number of votes cast against it. Should the shareholders vote negatively, the Audit Committee will consider a change in independent registered public accounting firms for the 2007 fiscal year.

Your Board Unanimously Recommends a Vote FOR

Ratification of the Selection of Deloitte & Touche LLP

as the Independent Registered Public Accounting Firm to Audit the Books

of the Company and its Subsidiaries for the Current Year.

AUDIT COMMITTEE DISCLOSURE

Audit Committee Pre-approval Policy

As mandated by SEC regulations, the Audit Committee has a pre-approval policy that outlines procedures intended to ensure that all audit and permitted non-audit services provided to the Company by its independent auditors are approved either directly by the Audit Committee in advance or pursuant to the detailed procedures reflected in the pre-approval policy. The policy provides that any proposed services will be classified into one of four possible service categories that the Audit Committee generally believes is either required, or permissible, for the independent auditors to perform, and then submitted to the Audit Committee for pre-approval, along with specific information regarding the proposed services and fees. The four general service categories are as follows: audit services, audit-related services, tax services, and other services for which use of the independent auditors would provide a synergistic benefit to the Company or from which the Company would benefit by virtue of the independent auditors’ unique or superior qualifications. In addition, pursuant to the policy, the Audit Committee annually pre-approves the provision of certain specified audit, audit-related and tax services, subject to specified quarterly budget restrictions that can be exceeded only if an additional approval is obtained from either the Audit Committee Chairman or the Committee as a whole.

Service Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the shareholders, engaged Deloitte & Touche LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2006. The following is the breakdown of aggregate fees paid to the auditors for the Company for the last two fiscal years.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. Its other material functions are outlined in a written charter adopted by the Board, which was amended in February 2007 and is attached to this proxy statement as Appendix D. In this context, we have met and held discussions with management and the independent auditors. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the audited financial statements and related disclosures with management and the independent auditors, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent auditors report to us and to the Board. We have sole authority to appoint and to terminate the engagement of the independent auditors.

We have discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, we have received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and have discussed with the independent auditors the auditors’ independence from the Company and its management. We have also considered whether the non-audit services provided by Deloitte & Touche LLP (as described below) were compatible with their independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, we have adopted additional policies directed at maintaining the independence of the independent auditors, such as prior committee approval of non-audit services and required audit partner rotation.

We discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits including internal control testing under Section 404 of the Sarbanes-Oxley Act. We periodically meet with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. We also periodically meet in executive session.

In reliance on the reviews and discussions referred to above, we recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. We have also appointed the Company’s independent auditors for 2007, and this appointment is being submitted for shareholder ratification at the 2007 Annual Meeting.

AUDIT COMMITTEE:

Daniel P. Casey, Chairman

L. Celeste Bottorff

Eric R. Zarnikow

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Fees

Deloitte & Touche, LLP billed us the following amounts in aggregate fees for fiscal year 2006 and 2005 audit services, the review of the financial statements included in quarterly reports on Form 10-Q during those years and the services that are normally provided by them in connection with statutory and regulatory filings, as well as, beginning in fiscal year 2004, the attestation of management’s assessment of internal control as required by section 404 of the Sarbanes-Oxley Act of 2002:

2006 — $1,516,986	2005 — $1,233,619

Audit-Related Fees

Deloitte & Touche billed us the following amounts in aggregate fees for fiscal years 2006 and 2005 for assurance and related services, other than those described above under “Audit Fees,” that are reasonably related to the performance of the audit or review of our financial statements:

2006 — $100,156	2005 — $59,180

In 2006, these fees were billed for employee benefit plan audit services. In 2005, these fees were billed for audit-related services for Sarbanes-Oxley Act section 404 advisory services as well as for employee benefit plan audit services.

Tax Fees

For 2006 and 2005, Deloitte & Touche billed us the following amounts in aggregate fees for tax compliance, tax advice and tax planning services:

2006 — $146,937	2005 — $38,153.36

All Other Fees

Aggregate fees billed for all other audit-related services rendered by Deloitte & Touche for fiscal years 2006 and 2005 were:

2006 — $0	2005 — $0

Of all the fees reported above, none were approved pursuant to the de minimus exception to the audit committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

OTHER BUSINESS

The Company’s management does not know of any other matter to be presented for action at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

PROPOSALS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

Shareholders who intend to present proposals at next year’s annual meeting are advised that any such proposal must be received by the Secretary of the Company no later than the close of business on December 12, 2007 in order to be considered for inclusion in the Company’s proxy statement and proxy appointment forms relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the outstanding Common Shares, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company’s proxy statement.

In addition, the Company’s bylaws prescribe procedures a shareholder must follow to make nominations for director candidates or propose any other business to be considered at an annual meeting. Shareholder nominations for director will be considered at an annual meeting or any other meeting at which an election is to be held if the shareholder delivers to the Secretary of the Company, not later than the close of business on the fifth business day following the date on which notice is first given to shareholders of the meeting at which such election is to be held, a notice setting forth the information specified in Section 3 of Article III of the Company’s bylaws. Other shareholder proposals will be considered at an annual meeting if the shareholder delivers to the Secretary of the Company at its principal executive office, no less than 60 nor more than 90 days prior to the meeting, a written notice setting forth the information specified in Section 15 of the Article III of the Company’s bylaws.

Notwithstanding the limitations described in the preceding sentence, in the event the Company’s annual meeting is held on a date other than the second Wednesday in May, and public disclosure of the date of the annual meeting is made less than 70 days prior to the meeting date, a shareholder’s notice of proposed business will be considered timely if received by the Company no later than the tenth day following the date of public disclosure of the meeting date. Any shareholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Secretary at 5000 Austell-Powder Springs Road, Suite 300 Austell, Georgia 30106.

WILMA ELIZABETH BEATY

Vice President, General Counsel and Secretary

Austell: April 9, 2007

You are cordially invited to attend this year’s meeting. However, whether you plan to attend the meeting or not, you are respectfully urged to sign and return the enclosed proxy appointment form, which will, of course, be returned to you at the meeting if you are present and so request.

James E. Rogers

Chairman of the Board

Michael J. Keough

President and Chief Executive Officer

CARAUSTAR INDUSTRIES, INC. CORPORATE GOVERNANCE GUIDELINES

The Board has developed corporate governance practices to help fulfill its responsibilities in overseeing management’s conduct of the business and otherwise serving the long-term interests of shareholders. The guidelines are subject to future changes as the Board deems needed to achieve these objectives.

Board Composition and Selection; Independent Directors

1. Board Size. The Board believes the current number of 10 members and the current permitted range of 9 to 15 directors appropriate under the present circumstances. The Board periodically evaluates whether a larger or smaller number of directors would be preferable.

2. Selection of Board Members. Board members from one of three specified classes of directors are elected annually by the Company’s shareholders, except for Board action to fill vacancies. The Nominating and Governance Committee has primary responsibility for recommending to the Board candidates for nomination and election. The Nominating and Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Nominating and Governance Committee considers, among other things, the qualifications of individual director candidates in light of the Board Membership Criteria described below.

The Nominating and Governance Committee will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the attention of the Secretary of the Company in accordance with procedures specified in Article III, Section 3 of the Company’s Bylaws.

3. Board Membership Criteria. The Nominating and Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members, with the objective of having a Board with diverse backgrounds and experience. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business; educational and professional background; and personal accomplishment. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending candidates to constitute a group that can best perpetuate the success of the Company’s business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

4. Board Composition — Mix of Management and Independent Directors. The Board intends that a majority of its directors will be independent. In determining the independence of a director, the Board will apply the definition of “independent director” in the listing standards of the Nasdaq Stock Market or other primary securities market on which the Company’s common stock is then listed or traded, and applicable laws and regulations.

5. Term Limits. The Board does not believe it should limit the number of terms for which an individual may serve as a director. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company’s history, policies and objectives. The Board believes that, as an alternative to term limits, it can ensure that the Board continues to evolve and adopt new viewpoints through the evaluation and nomination process described in these guidelines.

6. Retirement Policy. The Board believes that 72 is an appropriate retirement age for outside directors. Directors generally will not be nominated for re-election at any annual shareholders meeting following their 72nd birthday.

7. Directors with Significant Job Changes. The Board requires that any director who retires from his or her present employment, or who materially changes his or her position, shall tender resignation to the Board. The Board, and specifically the Nominating and Governance Committee, will then evaluate whether to accept the resignation based on a review of whether the individual continues to satisfy the Board’s membership criteria in light of his or her new occupational status.

8. Selection of CEO and Chairman; Lead Independent Director. The Board does not have a standing policy as to whether the Chairman should be a non-management director or a member of management. Instead, the Board selects the Company’s CEO and Chairman in the manner that it determines to be in the best interests of the Company’s shareholders. If the Chairman is a member of Company management, the Chairman of the Nominating and Governance Committee, who shall be an independent director, shall also act ex officio as the Lead Independent Director of the Board, with responsibility for coordinating the activities of the other independent directors and for performing the duties specified in these guidelines and such other duties as are assigned from time to time by the Board.

9. Other Boards and Committees. Without specific approval from the Board, no director may serve on more than four public company boards (including the Company’s Board), and no member of the Audit Committee may serve on more than three public company audit committees (including the Company’s Audit Committee). In addition, a director who is employed as CEO or in an equivalent position with another public company generally should not serve on more than three public company boards, including the Company’s Board, in addition to such employer’s board. In calculating service on a public company board or audit committee, service on a board or audit committee of a parent and its substantially owned subsidiary counts as service on a single board or audit committee. Any Audit Committee member’s service on more than three public company audit committees will be subject to the Board’s determination that the member is able to effectively serve on the Company’s Audit Committee and the disclosure of that determination in the Company’s annual proxy statement. The Nominating and Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making recommendations to Company shareholders. Service on boards and committees of other organizations should be consistent with the Company’s conflict of interest policies.

Board Meetings; Involvement of Senior Management and Independent Advisors

10. Board Meetings — Frequency. The Board will generally have at least four regularly scheduled meetings per year and hold additional special meetings as necessary. Each director is expected to attend both scheduled and special meetings, unless unusual circumstances make attendance impractical.

11. Board Meetings — Agenda. The Chairman of the Board, if the Chairman is a non-management director, or otherwise the Chairman of the Nominating and Governance Committee acting as Lead Independent Director, taking into account suggestions from other members of the Board, and the CEO will set the agenda for each Board meeting, and will distribute this agenda in advance to each director.

12. Advance Distribution of Materials. All information relevant to the Board’s understanding of matters to be discussed at an upcoming Board meeting should be distributed in writing or electronically to all members in advance, whenever feasible and appropriate. Each director is expected to review this information in advance of the meeting to facilitate the efficient use of meeting time. In preparing this information, management should ensure that the materials distributed are as concise as possible, yet give directors sufficient information to make informed decisions. The Board acknowledges that certain items to be discussed at Board meetings may be of an unusually sensitive nature and that the distribution of materials on these matters prior to Board meetings may not be appropriate.

13. Access to Employees. The Board should have access to Company employees in order to ensure that directors can ask all questions and obtain all information necessary to fulfill their duties. The Board may specify a protocol for making such inquiries. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board have a full understanding of matters being considered.

14. Access to Independent Advisors. The Board and its committees have the right at any time to retain independent outside auditors and financial, legal or other advisors, and the Company will provide appropriate funding, as determined by the Board or any committee, to compensate those independent outside auditors or advisors, as well as to cover the ordinary administrative expenses incurred by the Board and its committees in carrying out their duties.

15. Executive Sessions of Non-Management Directors. The non-management directors of the Company will meet regularly in executive session, i.e., with no management directors or management present, at least three times each year. Executive sessions of the independent directors will be called and chaired by the Chairman of the Board, if the Chairman is a non-management director, or otherwise by the Chairman of the Nominating and Governance Committee acting as Lead Independent Director. These executive session discussions may include such topics as the independent directors determine.

Communications with Shareholders

16. Shareholder Communications to the Board. Shareholders may contact an individual director, the Board as a group or a specified Board committee or group, including the independent directors as a group, by the following means:

Mail: Caraustar Industries, Inc., Board of Director Communications, c/o Internal Auditor, Jonathan W. Corley, 5000 Austell-Powder Springs Road, Suite 300, Austell, Georgia 30106.

Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relate to an improper or irrelevant topic, or that requests general information about the Company.

Concerns about questionable accounting or auditing matters or possible violations of the Company’s Standards of Business Conduct should be reported pursuant to the procedures outlined in the Standards of Business Conduct, which are available on the Company’s web site.

17. Attendance at Annual Meeting. Each director is encouraged to attend the Company’s annual meeting of shareholders.

Performance Evaluation; Succession Planning

18. Annual CEO Evaluation. The Nominating and Governance Committee will conduct a review at least annually of the performance of the CEO and will communicate the results of the review to the independent directors and to the CEO. The Nominating and Governance Committee is also responsible for establishing the evaluation process and determining the specific criteria on which the performance of the CEO is evaluated.

19. Succession Planning. As part of the annual officer evaluation process, the Nominating and Governance Committee works with the CEO to plan for CEO succession, as well as to develop plans for interim succession for the CEO in the event of an unexpected occurrence. Succession planning may be reviewed more frequently by the Board as it deems warranted.

20. Board Self-Evaluation. The Nominating and Governance Committee is responsible for conducting an annual evaluation of the performance of the Board and reporting its conclusions to the Board. The Nominating and Governance Committee’s report should generally include an assessment of the Board’s compliance with the principles set forth in these guidelines, as well as identification of areas in which the Board could improve its performance.

Compensation

21. Board Compensation Review. Generally, the Board believes that the level of director compensation should be based on time spent carrying out Board and Committee responsibilities and be competitive with comparable companies. In addition, the Board believes that a significant portion of director compensation should align director interests with the long-term interests of shareholders. Company management should report to the Board on an annual basis how the Company’s director compensation practices compare with those of comparable public corporations. The Board should make changes in its director compensation practices only upon the recommendation of the Nominating and Governance Committee, and following discussion and unanimous concurrence by the Board.

22. Director Stock Ownership. The Board believes that, in order to align the interests of directors and shareholders, directors and executive officers should have a significant financial stake in the Company and on July 14, 2005 the Board adopted director share ownership guidelines. Pursuant to the share ownership guidelines, directors are expected to achieve a level of share ownership equivalent to $150,000 or 15,000 shares; progress against these guidelines is measured by the Nominating and Governance Committee on an annual basis, with the expectation that directors will increase their ownership by approximately 20%, or 3,000 shares, each year. The Nomination and Governance Committee has primary responsibility for recommending standards and procedures on this subject and reserves the right to reassess share ownership guidelines and make adjustments corresponding to the company’s stock price. The Board will evaluate whether exceptions should be made for any director on whom this requirement would impose a financial hardship.

Committees

23. Number and Type of Committees. The Board has four standing committees – an Audit Committee, a Compensation and Employee Benefits Committee, a Nominating and Governance Committee, and an Executive Committee. The Board may add new committees or remove existing committees as it deems advisable in the fulfillment of its primary responsibilities. Each committee will perform its duties as assigned by the Board in compliance with Company Bylaws and the Committee’s charter.

24. Composition of Committees; Committee Chairmen. The Audit, Compensation and Employee Benefits and Nominating and Governance Committees consist solely of independent directors. The Board is responsible for the appointment of committee members and committee chairmen according to criteria that it determines to be in the best interest of the Company and its shareholders.

25. Committee Meetings and Agenda. The chairmen of each committee is responsible for developing, together with relevant Company managers, the committee’s general agenda and objectives and for setting the specific agenda for committee meetings. The chairmen and committee members will determine the frequency and length of committee meetings consistent with the committee’s charter.

Miscellaneous

26. Director Orientation and Continuing Education. The chairman of the Nominating and Governance Committee and management are responsible for new-director orientation programs and for director continuing education programs to assist directors in maintaining skills necessary or appropriate for the performance of their responsibilities.

Orientation programs will be designed to familiarize new directors with the Company’s businesses, strategies and policies and to assist new directors in developing the skills and knowledge required for their service.

Continuing education programs for Board members may include a combination of internally developed materials and presentations, programs presented by third parties at the Company, and financial and administrative support for attendance at qualifying university or other independent programs.

27. Review of Governance Guidelines. The Board expects to review these guidelines at least every two years as appropriate.

Adopted July 15, 2004.

Revised February 21, 2007.

APPENDIX B

CARAUSTAR INDUSTRIES, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

The primary function of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Corporation’s Board of Directors in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board and Board committee effectiveness and in generally assuring good corporate governance.

II. COMPOSITION

The Committee shall be comprised of three or more directors, appointed by the Board, who meet the independence requirements of applicable regulations, NASDAQ rules and such other criteria as the Board may establish.

Unless the Board appoints a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least twice annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed.

IV. POWERS, DUTIES AND RESPONSIBILITIES

To fulfill its responsibilities, the Committee shall:

Board Membership

(1) Make recommendations to the Board regarding the size and composition of the Board and the criteria for the selection of candidates for membership on the Board.

(2) Oversee the search for individuals qualified to become members of the Board, including by evaluating persons suggested by shareholders or others, and supervise appropriate inquiries into the backgrounds and qualifications of possible candidates.

(3) Recommend to the Board director nominees to be presented for shareholder approval at each annual meeting of shareholders and to fill any vacancies between annual meetings.

Board Committees

(4) Monitor and make recommendations to the Board with respect to the functions of the various committees of the Board.

(5) Recommend to the Board the membership of the various Board committees.

B-1

Management Succession

(6) Review management succession plans with the Chief Executive Officer.

(7) Select and present to the Board the names of persons to be considered as successors to the Chief Executive Officer and President.

Corporate Governance

(8) Develop and recommend to the Board for its approval an annual self-evaluation process for the Board and each of its committees, and oversee the annual self-evaluations.

(9) Annually evaluate, in conjunction with the Chairman of the Board, the CEO’s performance against mutually agreed upon goals and objectives.

(10) Develop and recommend to the Board for its approval a set of corporate governance guidelines, review those guidelines periodically and recommend changes to the Board as appropriate.

(11) Develop and recommend to the Board for its approval a standard of business conduct for the Corporation, review the code periodically and recommend changes to the Board as appropriate.

(12) Periodically review the frequency, structure and content of Board meetings and recommend changes to the Board as appropriate.

(13) Periodically review director fees and other compensation and advise the Compensation Committee on these matters.

(14) Annually evaluate the performance of the Board and its members.

(15) Annually evaluate the performance of the Board’s non-executive chairman.

(16) Consider any other matters of corporate governance raised by the Committee, the Board or management.

V. PROCESSES

After each Committee meeting, the Committee shall report its actions and recommendations to the Board.

The Committee shall conduct and present to the Board an annual review of its performance. In addition, the Committee shall review this Charter periodically and recommend any proposed revisions to the Board for its approval.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees. The Committee shall also have the authority to engage a search firm to assist in identifying director candidates and to engage outside counsel and other advisors, in each case as it deems appropriate, and to set the terms (including fees) of all such engagements. The Corporation shall provide for appropriate funding, as determined by the Committee, for paying fees to outside advisors engaged by the Committee.

Revised: February 20, 2007

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APPENDIX C

CARAUSTAR INDUSTRIES, INC.

COMPENSATION and EMPLOYEE BENEFITS COMMITTEE

OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

The primary function of the Compensation Committee (the “Committee”) is to assist the Corporation’s Board of Directors in discharging its responsibilities related to compensation of the Corporation’s directors and executive officers.

II. COMPOSITION

The Committee shall be comprised of three or more directors appointed by the Board, each of whom shall be independent within the meaning of applicable regulations, NASDAQ rules and such other criteria as the Board may establish. In addition, each member of the Committee shall be a “Non-Employee Director” under Rule 16b-3 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Notwithstanding the foregoing, no action of the Committee shall be void or invalid because of the participation of a director who does not meet these requirements.

Unless the Board appoints a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least twice annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed.

IV. POWERS, DUTIES AND RESPONSIBILITIES

The Compensation Committee shall discharge the Board’s responsibilities with respect to compensation of the Corporation’s executive officers, including determination of certain compensation awards for senior executives, and produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement relating to its annual meeting of stockholders. Specifically, the Compensation Committee will:

Chief Executive Officer Compensation

(1) Review and approve on an annual basis the Corporation’s goals and objectives for compensation of the Chief Executive Officer (“CEO”) and evaluate the CEO’s performance in light of those goals and objectives at least annually.

(2) Based on this evaluation, determine, or recommend to the Board for its determination, the CEO’s compensation, including salary, bonus, incentive and equity compensation (provided that the CEO may not be present during voting or deliberations on his or her compensation).

Other Compensation

(3) Review and approve on an annual basis the evaluation process and compensation structure of the Corporation’s other executive officers and evaluate those other officers’ performance at least annually.

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(4) Based on this evaluation, determine, or recommend to the Board for its determination, the other executive officers’ compensation, including salary, bonus, incentive and equity compensation.

(5) Review director fees and other compensation on a periodic basis and effect, or recommend to the Board, any changes that the Committee deems appropriate.

Equity and Incentive Plans

(6) Periodically review the Corporation’s equity-based and other incentive plans and revise such plans, or recommend revisions or new plans to the Board, as the Committee deems appropriate.

(7) Exercising the full authority of the Board, administer the Corporation’s equity-based and other incentive, compensation or benefit plans.

(8) Administer all plans that require “disinterested administration” under Rule 16b-3 under the Securities Exchange Act of 1934.

(9) Approve the amendment or modification of any compensation or benefit plan pertaining to executives of the Corporation that does not require stockholder approval.

(10) Review and recommend to the Board of Directors changes to the outside directors’ compensation.

Other Responsibilities

(11) Engage and determine funding for third-party consultants and other advisors.

(12) Review and discuss with the Corporation’s management the Compensation Discussion and Analysis required by Securities and Exchange Commission Regulation S-K, Item 402. Based on such review and discussion, the Committee shall determine whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s annual report or proxy statement for the annual meeting of shareholders. The Committee shall provide, over the names of the members of the committee, the required Compensation Committee report for the Corporation’s annual report or proxy statement for the annual meeting of shareholders.

(13) Prepare and publish an executive compensation report in the Corporation’s proxy statement for the annual meeting of shareholders.

V. PROCESSES

After each Committee meeting, the Committee shall report its actions and recommendations to the Board.

The Committee shall conduct and present to the Board an annual review of its performance. In addition, the Committee shall review this Charter periodically and recommend any proposed revisions to the Board for its approval.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees. The Committee shall also have the authority to engage compensation consultants, outside counsel and other advisors, as it deems appropriate, and to set the terms (including fees) of all such engagements. The Corporation shall provide for appropriate funding, as determined by the Committee, for paying fees to outside advisors engaged by the Committee.

Revised: February 20, 2007

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APPENDIX D

CARAUSTAR INDUSTRIES, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors of Caraustar Industries, Inc., (the “Corporation”) in overseeing (a) the Corporation’s accounting and financial reporting processes generally, (b) the audits of the Corporation’s financial statements, (c) the Corporation’s systems of internal controls regarding finance and accounting, (d) the Corporation’s compliance with legal and regulatory requirements as it relates to its financial statements and financial reporting obligations, (e) the independent auditor’s qualifications and independence and (f) the performance of the Corporation’s internal audit function and independent auditors.

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management and the independent accountants.

The independent accountants are ultimately accountable to the Committee, which has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in the proxy statement). The Committee has sole authority to appoint, determine funding for and oversee the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting). The independent accountants shall report directly to the Committee.

The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for all audit and other services approved by the Committee or pursuant to its policies and to discharge any of the Committee’s powers or responsibilities. No member of the Audit Committee shall be compensated by the Corporation for any reason other than in connection with such member’s Board or Committee service.

II. COMPOSITION

The Committee shall be comprised of three or more directors as appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, each of whom will meet the independence, expertise and proficiency requirements established by applicable regulations and NASDAQ rules, as determined by the Board.

Unless a Chairman of the Committee is appointed by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed. As part of its responsibility to foster open communication, the Committee should meet periodically with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately.

IV. POWERS, DUTIES AND RESPONSIBILITIES

In carrying out its intended purpose, the Audit Committee shall have the powers, duties and responsibilities delegated to it by the Board of Directors as set forth below. The Audit Committee shall:

Review of Documents and Reports; Audit Committee Report

1. Review this Charter at least annually and recommend its revision by the Board, as conditions require.

2. Review the Corporation’s annual financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K, and any accompanying certification, report, opinion, or review by the independent accountants.

3. Review with management and the independent accountants prior to the release of earnings the Corporation’s quarterly financial statements and, prior to the filing of the Form 10-Q, review Management’s Discussion and Analysis of Financial Condition and Results of Operations.

4. Review and discuss with management and the independent auditor, as appropriate, earnings press releases, and financial information and earnings guidance provided by the Corporation to analysts and rating agencies.

5. Have the authority to retain special legal, accounting or other consultants to advise the Committee, and otherwise to seek information or advice in any manner it deems appropriate.

6. Inquire of management, the internal auditors and the independent accountants about policies with respect to risk assessment and management, significant risks or exposures and assess the steps management has taken to minimize such risks to the Corporation.

7. Provide a report or any other disclosures required of the Committee to be included in each proxy statement of the Company. Such report shall include the name of each Committee member and shall:

a.	State whether the Committee has reviewed and discussed the audited financial statements with management;

b. Represent that the Committee has discussed the conduct of the audit with the independent auditors;

c.	Represent that the Committee has received the written disclosures and the letter from the independent accountants required by Standard No. 1 of the Independence Standards Board;

d.	State whether, based on a review of the audited financial statements and discussions with the independent accountants, the Committee recommended that the financial statements be included in the annual report for filing with the Securities and Exchange Commission; and

e. Include any other disclosures deemed necessary or advisable by the Committee.

Internal Auditors

8. Consider, in connection with the independent accountants and the internal auditors the audit scope and plan of the internal auditors.

9. Consider and review with management and the internal auditors:

a. Significant findings during the year and management’s responses thereto.

b.	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

c. Any changes required in the planned scope of their audit plan.

d. The internal audit department budget and staffing.

Independent Accountants

10. Select the independent accountants, considering independence and effectiveness, and approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent accountants therefore.

11. Review and periodically discuss with the accountants all significant relationships the accountants have with the Corporation and others that may affect the accountants’ independence.

12. Review the performance of the independent accountants, and make a change with respect to the independent accountants if and when circumstances warrant.

13. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for reviewing the audit as required by law. Consider whether, in order to assure continuing independence of the independent accountants, it is appropriate to adopt a policy of rotating the independent accounting firm on a regular basis.

14. Periodically consult with the independent accountants out of the presence of management about internal controls and the Corporation’s financial statements.

15. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to full Committee as its next scheduled meeting.

16. Obtain and review a report from the independent auditors at least annually describing (a) the independent auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the Corporation.

17. Evaluate the qualifications, performance and independence of the independent accountants, including considering whether the provision of permitted non-audit services is compatible with maintaining the accountant’s independence, and taking into account the opinions of management and internal auditors.

18. Consider and set policies for the hiring of employees or former employees of the independent auditors.

Financial Reporting Processes

19. Establish regular systems of reporting to the Committee by each of management, the independent accountants and internal auditors regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

20. In consultation with the independent accountants, review the integrity and adequacy of the Corporation’s financial reporting processes, both internal and external.

21. Discuss with the independent accountants their judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

22. Review and discuss quarterly reports from the independent accountants on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (c) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

23. Consider and review with the independent accountants any significant findings and recommendations of those accountants, together with management’s responses thereto.

24. Consider, and approve if appropriate, any major changes to the Corporation’s auditing and accounting principles and practices suggested by the independent accountants or management.

25. Establish clear policies for the Corporation to follow in hiring employees or former employees of the independent auditors (which may include a prohibition on such hiring). Any such policies should consider the restriction that no registered public accounting firm may audit the Corporation if the Corporation’s chief executive officer, chief financial officer, chief accounting officer, controller or other persons serving similar functions were employed by the accounting firm and participated in the Corporation’s audit during the one year prior to commencement of the audit.

Process Improvement

26. Facilitate the reporting to the Committee by both management and the independent accountants of any significant judgments made in management’s preparation of the financial statements and the view of both management and the accountants as to appropriateness of such judgments.

27. After completion of the annual audit, review separately with both management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

28. Review and resolve any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

29. Review with the independent accountants and management the extent to which any changes or improvements in financial or accounting practices that have been approved by the Committee have been implemented.

30. Engage and determine funding for independent counsel and other advisors.

Miscellaneous

31. Establish procedures for the receipt, retention, and confidential and anonymous treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

32. Report Committee activities to the Board of Directors and make such recommendations to the Board of Directors as the Committee deems appropriate.

33. Receive reports regarding, and review, any “related party transactions,” as defined by applicable NASDAQ rules and determine whether to approve such transactions.

34. Approve any letter to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

35. Conduct and present to the Board an annual evaluation of the Committee’s performance.

36. Perform any other activities consistent with this Charter, the Corporation’s bylaws and governing law that the Committee or the Board may deem necessary or appropriate.

Revised: February 20, 2007

REVOCABLE APPOINTMENT OF PROXY	CARAUSTAR INDUSTRIES, INC.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2007 THIS APPOINTMENT OF PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and Charles H. Greiner, Michael J. Keough and Eric R. Zarnikow as Proxies with full power of substitution to act and vote for and on behalf of the undersigned, as designated below, all the shares of common stock of Caraustar Industries, Inc. (the “Company”) held of record by the undersigned on March 12, 2007, at the annual meeting of shareholders to be held at the Company’s corporate headquarters, 5000 Austell-Powder Springs Road, Threadmill Complex Suite 300, Austell, Georgia on May 17, 2007 or any adjournment thereof.

THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR PROPOSAL 2 UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, IN WHICH CASE THE PROXIES WILL VOTE AS DIRECTED.

(Continued and to be dated and signed on the reverse side.)

CARAUSTAR INDUSTRIES, INC. P.O. BOX 11126 NEW YORK, N.Y. 10203-0126

Ú DETACH PROXY CARD HERE Ú

	Please Mark, Sign, Date and Return this Proxy Promptly Using the Enclosed Postage Prepaid Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

1. ELECTION OF THREE CLASS III DIRECTORS.				FOR	AGAINST	ABSTAIN
			2. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.	☐	☐	☐

FOR ☐ WITHHOLD ☐ EXCEPTIONS ☐ ALL FOR ALL			3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

Nominees:	Daniel P. Casey, Robert J. Clanin and James E. Rogers

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)			To change your address, please mark this box.			☐
			To include any comments, please mark this box.			☐

Exceptions _____________________________________________

SCAN LINE The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement and revokes all Appointments of Proxy heretofore given by the undersigned.

Please sign exactly as name appears on card. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

			________________________	________________
			Date Share Owner sign here	Co-Owner sign here